UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WYNN RESORTS, LIMITED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Building on a legacy of excellence2020 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING2020 P ROXY STATEMENT AND NOTICE OF ANNUAL MEETING

In 2020, Wynn Resorts continues to build on our history of creating resorts of incredible beauty that deliver singular guest experiences, and combines that legacy with strategic development and capital deployment, and forward-focused business values.

In 2020, Wynn Resorts continuesto build on our history of creatingresorts of incredible beauty thatdeliver singular guest experiences,and combines that legacy withstrategic development and capitaldeployment, and forward-focusedbusiness values.

Our Path to Fit-for-Purpose

Governance and ESG

We continue to refine for accountability, responsibility and transparency

Compensation Program	Bylaws and Board Practices	ESG

2 0 1 8 ● Eliminated excise tax gross-ups and outsized change in control payments for the CEO ● Added performance hurdles to previously granted time-vested equity	2 0 1 8 ● Separated Independent Board Chair and CEO roles ● Commenced Board refreshment and added five new Independent Directors ● Implemented mandatory retirement age policy

2 0 1 8

●  Brought 20 megawatts of grid-connected solar online, offsetting 75% of Wynn Las Vegas peak energy demand

●  Launched a Women’s Leadership Council to promote equality within the workplace

●  Completed Encore Boston Harbor environmental clean-up; remediated 840,000 tons of soil and 24,000 sq. ft. of living shoreline

2 0 1 9

●  Eliminated CEO-only perquisites

●  Benchmarked CEO pay at peer median

●  Created multiple metrics for annual incentives

●  Replaced multi-year cliff vesting “mega grants” with regular performance-based equity

●  Aligned performance metrics to long-term strategic initiatives

2 0 1 9

●  Revised Corporate Governance guidelines to adopt the “Rooney Rule” in evaluating Board candidates

●  Set goal of 50% diversity among Directors

2 0 2 0

●  Adopted Majority Voting Standard for uncontested director elections

●  Amended Bylaws to require the Board Chair to be an Independent Director

●  Robust annual self-assessment of the Board and each Committee

2 0 1 9

●  Implemented new Diversity, Inclusion and Unconscious Bias training for all employees

●  Encore Boston Harbor certified
as the largest LEED Platinum building in New England

●  Launched world’s largest onsite water bottling plant at Wynn Macau to begin replacement of plastic water bottles with reusable glass

●  Zero carbon/waste offset program launched by Wynn Meetings Las Vegas

2 0 2 0

●  Launch resorts-wide program to eliminate single-use plastics

●  Expand zero carbon/waste program at Wynn Las Vegas and Encore Boston Harbor

●  Employ new technologies to increase waste diversion rates

Our Board engages with shareholders regularly to align

its actions and inform its decisions

Dear Fellow Shareholders,

In the 18 months since I have been Chairman, I have had the opportunity to witness first-hand what I believe is the transformation of Wynn Resorts: combining the innovation and creative strength of our legacy with progressive changes we began implementing in 2018.

What has impressed me the most in that process is the solid culture which has been built within the Company. It is a culture of values and principles — based on our legacy of excellence — that now permeates the enterprise. I’ll enumerate them for you the same way I hear our employees talk about them when I visit each of our resorts:

-  We are service driven, which means we care about everyone and everything at Wynn and treat everyone with dignity and respect.

-  We are dedicated to excellence and take personal responsibility for every detail.

-  We value artistry, and approach the creation of each guest experience as if it was a work of art.

-  We are progressive, in how we reward and value our teams and in how we devise new ways to serve our guests.

It is this bedrock of values that has enabled us to respond so quickly to the coronavirus in Macau and in the United States, as our CEO Matt Maddox articulates in his letter accompanying this Proxy Statement. Upon those values we are also continuing to build an enduring business, sharpen our focus on capital deployment and growth opportunities, and expand our programs and capabilities to mitigate the risks of this new decade.

Our capital investments have resulted in Wynn Resorts creating and operating the strongest collection of assets in our industry, due in large part to our in-house design and architecture teams. We lead the industry in investing in our physical assets and in our employees, which together create our signature guest experiences.

Our executive team, under the direction of the Board, is infusing our company’s culture with strong ESG-centric values. Our focus on three key pillars — our people, our communities and our planet — enables opportunities for progressive change as well as risk mitigation.

Our belief that “only people make people happy” means our employee education and development programs will always be a solid reinvestment for us. Our decision to retain our highly trained employee base by paying them during closure in Macau, Boston and Las Vegas will build upon our strong base of employee loyalty. Our employees, in turn, invest themselves in our communities, with more than 65,000 volunteer hours last year.

I am proud that we are a leader in meaningful programs to both protect our planet, and in turn, our Company. The sustainability of our enterprise, similar to our environment, is increasingly dependent upon programs such as our solar farm in Nevada, waste reduction program in Macau and innovation energy storage in Boston.

A rock-solid culture of excellence in execution led by our CEO Matt Maddox, combined with a senior leadership team focused on transformational growth opportunities and ready to tackle the unique obstacles we face today, gives me the confidence in our future, and pride in our foundation, that I hear from our employees.

Philip G. Satre

Non-Executive Chair of the Board

Dear Fellow Shareholders:

As I write this letter, we have taken the unprecedented action – unimaginable even a month ago – of closing our operations in Boston and Las Vegas to help slow the spread of the global coronavirus pandemic.

We did not take this action lightly. Neither did we take it without extensive engagement with our health safety experts and with public officials, or seeking to understand the potential implications for the Company as a whole. But when we did take it, we were mindful that one of Wynn’s core values is to “care about everyone and everything” – and that this had become a moment in which we needed to act on that conviction. In closing these properties, we have limited opportunities for the coronavirus to spread. We help keep our employees and their families safe. And we help protect both our guests and the communities of Las Vegas and Greater Boston from a more serious threat.

In the end, it was the view of our Board and management team that we needed to make these sweeping and fundamental, if temporary, changes to our business in order to help preserve it. A business bears special responsibility to its people, and to the communities in which it operates, during extraordinary times such as these. Our action does not stop with closure: as part of our commitment to care about everyone and everything, we’ve committed to pay all U.S. employees for 60 days, just as we continued to pay our employees during the Macau closure.

Though it remains unclear what the future holds, there are a few things of which I am certain:

We are seeing the benefits of a strong, revitalized culture. Two years ago, we dug deep and reoriented our Company toward values that would sustain us. We have been reaping the rewards ever since, especially when we as a company need to decide and mobilize behind what is the “right thing” to do. We will benefit for years from the employee loyalty this has created.

We will bounce back even stronger for the way we have responded. Wynn Resorts will always benefit from treating our people the right way and demonstrating to our guests, regulators and communities that we are unafraid to do what is right. And because we will return with a highly motivated team of employees, we will be ready for our guests when they decide to travel again.

We will continue to lead. We suggested to regulators in Boston that the only safe option was closure. We led that effort in Las Vegas. We relied on what we have learned in China and we did not hesitate to help others to understand the gravity of the situation. Wynn is known for leading the industry. We are not about to stop and we will no doubt lead the industry’s emergence from, and adaption to, this pandemic.

You know we hold many truths at Wynn and one of them is “We Build Houses of Brick.” In the months and years ahead, I will be proud to look back on this moment as living proof of that statement.

Sincerely,

Matthew Maddox

CEO Wynn Resorts, Limited

Notice of Annual Meeting

Our 2020 Annual Meeting will be held entirely online due to the public health impact of the coronavirus (“COVID-19”) outbreak to support the health and well-being of our shareholders, employees and directors.

PURPOSE OF THE MEETING

THE ANNUAL MEETING WILL BE HELD FOR THE FOLLOWING PURPOSES:

1.	To elect three Class III directors to serve until the 2023 Annual Meeting of Shareholders;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the Proxy Statement;

4.	To approve an amendment to our 2014 Omnibus Incentive Plan to increase the authorized shares by 1,500,000 shares; and

5.	To consider and transact such other business as may properly come before the Annual Meeting, or at any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the Company’s shareholders of record at the close of business on April 27, 2020, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting, and at any adjournments or postponements thereof. Only such shareholders, their proxy holders, and our invited guests may attend the Annual Meeting.

NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2019, are available at http://www.wynnresorts.com on the Company Information page under the “Annual Meeting” heading. On or about April 29, 2020, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a notice containing instructions on how to access our Annual Meeting materials (including the Proxy Statement and our Annual Report for the fiscal year ended December 31, 2019) and how to vote.

PARTICIPATING IN THE VIRTUAL ANNUAL MEETING

To participate in the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/WYNN2020, and log in using the 16-digit control number printed in the box marked by the arrow on your proxy card.

YOUR VOTE IS IMPORTANT

You are encouraged to read the attached Proxy Statement and then cast your vote as promptly as possible by following the instructions on the proxy card you receive. Even if you have given your proxy, you may still vote electronically during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/WYNN2020, logging in using the 16-digit control number printed in the box marked by the arrow on your proxy card, clicking on the vote button on the screen and following the instructions provided. If your shares are held through an intermediary, such as a bank, broker or other nominee, unless you provide voting instructions to such person, your shares will not be voted on most matters being considered at the Annual Meeting and, therefore, it is especially important you return the proxy card with your vote.

By Order of the Board of Directors

Ellen F. Whittemore

Secretary

Las Vegas, Nevada

April 29, 2020

DATE AND TIME	PLACE
June 25, 2020 9:00 am PT	Virtual meeting conducted via live webcast accessed at this website: www.virtualshareholdermeeting.com/WYNN2020

This Proxy Statement and our 2019 Annual Report on Form 10-K are available at http://www.wynnresorts.com on the Company Information page under the “Annual Meeting” heading.

Table

of

Wynn Resorts 2020 PROXY STATEMENT

Our board and corporate governance

Building on a *legacy of excellence*

Our board and corporate governance

Introduction

In this section, Wynn Resorts, Limited (the “Company,” “Wynn Resorts,” or “we”) will tell you about:

–	Board Composition and Diversity
–	Director Skills and Experience
–	Director Biographies
–	Why Our Board Governance is Effective
–	Board Committees
–	Board Governance
–	Board Role in Risk Oversight
–	Board Meetings/Annual Meeting
–	Board Communication and Engagement
–	Shareholder Engagement
–	Board Compensation

Board composition and diversity

Our Nominating and Corporate Governance Committee is committed to maintaining a Board of Directors (“Board”) with a broad spectrum of experience and expertise that will promote the presentation and consideration of different points of view, meet the Company’s evolving needs and strengthen our diversity.

The Nominating and Corporate Governance Committee continues to investigate potential candidates as part of its ongoing commitment to enhance the diversity, experience, and strength of the entire Board. In 2019, the Nominating and Corporate Governance Committee reinforced the Board’s commitment to diversity of experiences and perspectives among its members. The Nominating and Corporate Governance Committee amended the Company’s Corporate Governance Guidelines to establish a policy to consider candidates with a diverse background when evaluating new candidates for the Board. This change was implemented to ensure that any initial slate of candidates includes those with a diversity of race, gender and ethnicity. Additionally, the Nominating and Corporate Governance Committee has established a goal of achieving 50% diversity among Board members.

1

2020 PROXY STATEMENT

Director skills and experience

Our current directors exhibit an effective mix of skills, experience and diversity:

Wynn Resorts

board qualifications

and experience

	Philip G. Satre	Betsy S. Atkins	Richard J. Byrne	Jay L. Johnson	Matt Maddox	Patricia Mulroy	Margaret J. Myers	Clark T. Randt Jr.	Winifred M. Webb

Gaming/Entertainment Industry experience	•	•	•		•				•

Public Company CEO/Executive experience	•	•	•	•	•		•		•

Public Company Board experience	•	•	•	•				•	•

Regulatory/Legal experience	•					•		•

Financial/Accounting experience	•		•	•	•				•

Gov’t Service/Public Policy experience		•		•		•	•	•

Media/Investor Relations experience	•	•					•		•

Real Estate/Project Construction experience	•		•		•	•			•

International/Geopolitical experience	•	•	•	•	•	•	•	•	•

Technology/Digital experience		•							•

Environmental, Social & Governance experience		•		•		•		•	•

2	Building on a legacy of excellence

Director biographies Biographical and other information for our directors is provided below.

Betsy S. Atkins Chief Executive Officer and Founder, Baja Corporation

Ms. Atkins has been the Chief Executive Officer of Baja Corporation, an independent venture capital firm focused on technology, renewable energy and life sciences, since 1994. Ms. Atkins currently serves on the Boards of SL Green Realty (since April 2015), OYO Hotels & Homes (since November 2019), as well as Volvo Car AB and other private companies.

PREVIOUS EXPERIENCE

-  2016 to October 2018: Director, Cognizant Technology Solutions

-  2013 to 2016: Chair, APX Labs (a Google Glass enterprise software company)

-  February 2009 to August 2009: Chair and Chief Executive Officer, Clear Standards (until acquired by SAP)

-  1991 to 1993: Chair and Chief Executive Officer, NCI

-  1989 to 1999: Co-founder, Director, Executive Vice President Sales, Marketing, International Operations, Ascend Communications (until acquired by Lucent Technologies)

-  Previously served on the boards of Schneider Electric, HD Supply Holdings, Polycom, SunPower, Chico’s FAS, Ciber, Darden Restaurants

-  Formerly Chairman, Executive Advisory Board, SAP, AG, an advisor to British Telecom and presidential-appointee to the Pension Benefit Guaranty Corporation advisory committee

EDUCATION

Ms. Atkins graduated with a B.A. from the University of Massachusetts.

EXPERTISE

Ms. Atkins brings to our Board executive leadership and operational experience in various technology, food & beverage and retail industries, as well as significant public board experience and executive compensation, sustainability and enterprise risk management expertise.

Richard J. Byrne President, Benefit Street Partners

Mr. Byrne has been the President of Benefit Street Partners since 2013. He also serves as Chairman and Chief Executive Officer of Business Development Corporation of America and Chairman and Chief Executive Officer of Benefit Street Partners Realty Trust, Inc., since 2016. Mr. Byrne is also the Chairman and Chief Executive Officer of Broadtree Residential, Inc. and Broadstone Real Estate Access Fund, since 2020. He currently serves on the Board of New York Road Runners (since 2009). He is also the Founder and Chief Executive Officer of Kasai Elite Grappling Championships.

PREVIOUS EXPERIENCE

-  1999 to 2013: Chief Executive Officer, Deutsche Bank Securities, Inc. (2008-2013); Global Co-Head of Capital Markets at Deutsche Bank (2006-2013); member of the Global Banking Executive Committee and the Global Markets Executive Committee (2001-2010)

-  1985 to 1999: Global Co-Head of the Leveraged Finance Group and Global Head of Credit Research at Merrill Lynch & Co.

-  Highly-ranked credit research analyst, principally in the gaming, lodging and leisure sector

EDUCATION

Mr. Byrne graduated with a B.A. from Binghamton University and a Masters of Management from the Kellogg School of Management at Northwestern University.

EXPERTISE

Mr. Byrne has extensive high-level experience in the investment banking and financial services industries, adding expertise in corporate finance and substantial knowledge of the public and private capital markets to our Board. Mr. Byrne also has a deep background in the casino industry.

3

2020 PROXY STATEMENT

Jay L. Johnson Retired

Admiral Johnson retired as Chairman and Chief Executive Officer of General Dynamics Corporation, a publicly traded manufacturer of defense, aerospace, and other technology products, in December 2012. Admiral Johnson is a member of the Council on Foreign Relations and currently serves as a director of the U.S. Naval Academy Foundation and The Peregrine Fund.

PREVIOUS EXPERIENCE

-  2000 to 2008: various senior executive roles at Dominion Resources Inc., a publicly traded energy company, including as CEO of Dominion Virginia Power

-  Prior to 2000: 32-year career in the U.S. Navy, serving as Chief of Naval Operations and a member of the Joint Chiefs of Staff since 1996

-  Previously served on the boards of International Paper and USAA

EDUCATION

Admiral Johnson graduated with a B.S. from the United States Naval Academy.

EXPERTISE

Admiral Johnson’s experience as an executive and director of various public companies contributes to the Board’s ability to guide corporate strategy and oversee public company governance. Additionally, the Board benefits from Admiral Johnson’s distinguished 32-year military career, which provides valuable public policy and government relations experience as well as extensive leadership and strategic skills.

Matt Maddox Chief Executive Officer, Wynn Resorts, Limited

Mr. Maddox has served as the Company’s Chief Executive Officer since February 2018 and served as President from November 2013 to May 2019. He has been a member of the Board of Directors of Wynn Resorts, Limited since August 3, 2018. He was a non-executive Director of Wynn Macau, Limited from March 28, 2013 until he was re-designated as an Executive Director, upon his appointment as CEO of Wynn Macau, Limited, in February 2018. From March 2008 to May 2014, Mr. Maddox was the Company’s Chief Financial Officer. Since joining Wynn Resorts in 2002, Mr. Maddox has served as the Company’s Senior Vice President of Business Development and Treasurer, as the Senior Vice President of Business Development for Wynn Las Vegas, as the Chief Financial Officer of Wynn Resorts (Macau), S.A., and as the Company’s Treasurer and Vice President-Investor Relations. Mr. Maddox also serves as an officer of several of the Company’s subsidiaries.

PREVIOUS EXPERIENCE

-  Previously, Corporate Finance, Caesars Entertainment, Inc.
(formerly Park Place Entertainment, Inc.)

-  Previously M&A banker, Bank of America Securities

EDUCATION

Mr. Maddox graduated with a B.B.A. in finance from Southern Methodist University.

EXPERTISE

Mr. Maddox contributes a deep understanding of the Company, global gaming expertise stemming from his roles in the development of Wynn Resorts (Macau), S.A. and Wynn Palace, and financial acumen developed being responsible for helping secure the financing to build Wynn Las Vegas and serving as the first Chief Financial Officer of Wynn Resorts (Macau), S.A.

4	Building on a legacy of excellence

Patricia Mulroy Non-Resident Senior Fellow for Climate Adaptation & Environmental Policy, Brookings Institution; Practitioner in Residence, Saltman Center for Conflict Resolution, William S. Boyd School of Law, University of Nevada, Las Vegas

Ms. Mulroy is currently a Non-Resident Senior Fellow for Climate Adaptation and Environmental Policy for the Brookings Institution and a Practitioner in Residence at the Saltman Center for Conflict Resolution at the William S. Boyd School of Law at the University of Nevada, Las Vegas. Ms. Mulroy operates a consulting firm representing both corporate and government clients in water matters. Ms. Mulroy is a recognized expert in climate related adaptation strategies for both governments and corporations. Ms. Mulroy recently completed her term as a member of the Global Agenda Council on Water of the World Economic Forum.

PREVIOUS EXPERIENCE

-  July 2014 through October 2015: served on the Nevada Gaming Commission

-  1995 to 2014: Nevada’s representative on Colorado River Basin issues, serving as the lead negotiator from 2007 to 2014

-  1993 to 2014: General Manager of the Southern Nevada Water Authority

-  1989 to 2014: General Manager of the Las Vegas Valley Water District

EDUCATION

Ms. Mulroy graduated with a B.A. and M.A. from the University of Nevada, Las Vegas.

EXPERTISE

Ms. Mulroy brings more than 30 years of government experience to the Board, serving in numerous leadership roles focusing on Nevada’s public infrastructure. Additionally, Ms. Mulroy’s experience on the Nevada Gaming Commission brings experience and insight into state regulatory and public policy issues impacting the Company’s operations.

Margaret J. Myers Former Executive Vice President, Worldwide Corporate Communications and Public Affairs, Warner Bros. Entertainment

Ms. Myers was Executive Vice President, Worldwide Corporate Communications and Public Affairs for Warner Bros. Entertainment, a broad-based entertainment company and division of TimeWarner, Inc., from September 2014 to April 2020.

PREVIOUS EXPERIENCE

-  September 2010 to June 2014: Managing Director, Strategic Communications and Public Affairs Practice, Glover Park Group

-  1994 to 2010: Political analyst, commentator and writer

-  January 1993 to December 1994: White House Press Secretary

-  Ms. Myers is the author of the 2008 New York Times best-selling book, “Why Women Should Rule the World”

EDUCATION

Ms. Myers graduated with a B.S. from Santa Clara University.

EXPERTISE

Ms. Myers has extensive experience providing counsel on strategic and crisis communications, reputation management and integrated marketing, drawing on her years in politics and media. She brings to our Board expertise in global corporate communications strategies and activities, including media relations, public positioning, executive communications, corporate responsibility, and philanthropy.

5

2020 PROXY STATEMENT

Clark T. Randt Jr. President, Randt & Co. LLC

Ambassador Randt is currently President of Randt & Co. LLC, which advises firms with interests in China. Ambassador Randt has been a Director of Valmont Industries since February 2009, a Director of United Parcel Service since August 2010, and a Director of Qualcomm Inc. since October 2013. Ambassador Randt is also a member of the Council on Foreign Relations. Ambassador Randt is a member of the New York State Bar Association, was admitted to the Hong Kong Bar Association, and has over 25 years of experience in cross-border corporate and finance transactions.

PREVIOUS EXPERIENCE

-  2001 to 2009: United States Ambassador to the People’s Republic of China

-  Previously, partner at Shearman & Sterling, head of China practice

EDUCATION

Ambassador Randt graduated with a B.A. from Yale University, and has a J.D. from the University of Michigan Law School.

EXPERTISE

Ambassador Randt’s service as the U.S. Ambassador to the People’s Republic of China and his ongoing expertise regarding China give him a unique perspective on international business and foreign policy issues. Additionally, his fluency in Mandarin Chinese and extensive China experience make him well-suited to meaningfully contribute to the Board’s oversight of the Company’s operations in Macau.

Philip G. Satre Retired

Mr. Satre has served as the Non-Executive Chair of the Board since November 2018 and joined the Board as Vice-Chairman in August 2018.

In the not-for-profit sector, Mr. Satre is President of the National Center for Responsible Gaming; a Trustee of The National World War II Museum; serves on the Board of the National Automobile Museum – The Harrah Collection in Reno, Nevada; and serves on the Stanford Alumni Association Board of Directors.

PREVIOUS EXPERIENCE

-  1980 to 2005: Various roles at Harrah’s Entertainment, Inc. with increasing responsibility, including Vice President, General Counsel and Secretary; President and Chief Executive Officer of its gaming division; culminating in service as CEO and Chairman

-  Previously served on the boards of Nordstrom, Inc., International Game Technology PLC, NV Energy, Tabcorp Holdings Ltd. (Australia), and Rite Aid Corporation

-  Various roles in non-profits, including as Chairman of the Guinn Center for Policy Priorities (2013 to 2018) and Emeritus Member of the Stanford University Board of Trustees (2005 to 2010).

EDUCATION

Mr. Satre graduated with a B.A. from Stanford University and a J.D. from the University of California, Davis.

EXPERTISE

Mr. Satre’s prior experience as an executive in our industry brings the Board extensive understanding of the complex financial, regulatory, operational, and strategic challenges we face, while his prior experience as a director across a diversity of industries adds additional expertise in matters of good corporate governance and effective Board oversight.

6	Building on a legacy of excellence

Winifred M. Webb Chief Executive Officer, Kestrel Corporate Advisors

Ms. Webb has been Chief Executive Officer of Kestrel Corporate Advisors, an advisory services firm, counseling organizations on strategic business issues, including growth initiatives, digital marketing, board governance and investor relations, since 2013. Ms. Webb currently serves on the Board of Trustees of American Homes 4 Rent (since January 2019) and the Boards of AppFolio, Inc. (since December 2019) and ABM Industries (since 2014). She also serves as Co-Chair of non-profit Women Corporate Directors, Los Angeles/Orange County Chapter.

PREVIOUS EXPERIENCE

-  2010 to 2013: Managing Director, Tennenbaum Capital Partners, now part of BlackRock

-  2008 to 2010: Member of the Corporate Executive team and senior advisor, Ticketmaster

-  1988 to 2008: Various senior positions, including as Senior Vice President of Investor Relations and Shareholder Services, and governance outreach, The Walt Disney Company; Executive Director, The Walt Disney Company Foundation

-  Previously held various investment banking positions

-  Prior service on the boards of TiVo, Jack in the Box, 9 Spokes, and nonprofit PetSmart Charities

EDUCATION

Ms. Webb graduated with a B.A. (with honors) from Smith College and received her M.B.A. from Harvard University.

EXPERTISE

Ms. Webb brings to our Board significant industry expertise in travel and tourism, hospitality, food and beverage, media and entertainment, retailing, and facilities services. Ms. Webb’s experience developing award-winning investor relations, strategic communications, brand-building programs and extensive, public company board service contribute to the Board’s ability to provide creative solutions in strategic planning and board governance.

WHY OUR BOARD GOVERNANCE IS EFFECTIVE

(1) The responsibilities for the Board chair are disclosed in our Corporate Governance Guidelines available on our website. This Proxy Statement contains hyperlinks to information on our website. The information on our website is not incorporated by reference into this Proxy Statement.

(2) All of our non-executive Board members qualify as “independent” under NASDAQ listing rules. All members of the Audit and Compensation Committees satisfy the independence requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3) Our CEO’s compensation is established and reviewed by the Compensation Committee, all of whose members are independent. The Compensation Committee engages an independent third party to evaluate the level of the compensation provided to our NEOs. This evaluation was last completed in 2019 by Radford as described in the “Compensation Discussion and Analysis”.

(4) Pursuant to the Company’s Trading Policy, our directors and executive officers are prohibited from engaging in speculative transactions in the Company’s securities, such as trading in puts and calls, or selling securities short, and from all hedging and prospective pledging of Company securities as collateral for any loan, including holding securities in a margin account and obtaining a loan or other margin credit under such account, unless approved in advance by the Board.

(5) Our Trading Policy requires any executive who, at the time of the transaction owns more than $15 million of Company stock, and all directors to enter into a 10b5-1 plan for transactions related to our securities.

7

2020 PROXY STATEMENT

BOARD COMMITTEES

The Board of Directors has three standing committees, each comprised solely of independent directors: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The written charters for these committees are available on our website at http://www.wynnresorts.com under the heading “Corporate Governance” on the Company Information page.

DIRECTOR	INDEPENDENT DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Betsy S. Atkins	•		C	•
Richard J. Byrne	•	F	•
Jay L. Johnson	•			C
Patricia Mulroy	•	•		•
Margaret J. Myers	•		•	•
Clark T. Randt, Jr.	•			•
Philip G. Satre	•			•
Winifred M. Webb	•	C,F
Committee Meetings in 2019		6	9	5

C Chairperson; F Financial Expert within the meaning of SEC regulations

AUDIT COMMITTEE

At each regular meeting, the Audit Committee meets in executive session with the Company’s independent auditors, General Counsel, Chief Audit Executive, President and Chief Financial Officer, and Global Chief Compliance Officer to discuss accounting principles, financial and accounting controls, the scope of the annual audit, internal controls, regulatory compliance, and other matters. The independent auditors have complete access to the Audit Committee without management present to discuss the results of their audits and their opinions on the adequacy of internal controls, quality of financial reporting, and other accounting and auditing matters.

KEY RESPONSIBILITIES

-	Appointing, retaining, overseeing, and approving the compensation of the independent auditors

-	Reviewing and discussing with the independent auditors and management the Company’s earnings releases and quarterly and annual reports to be filed with the SEC

-	Reviewing the adequacy, effectiveness, scope, and results of the Company’s internal auditing procedures and practices

-	Overseeing the Company’s legal and regulatory compliance programs and its policies and procedures for monitoring compliance

-	Meeting periodically with management to review the Company’s major risk exposures and the steps management has taken to monitor and control such exposures

-	Reviewing and approving the Company’s decision to enter into certain swaps and other derivative transactions

COMPENSATION COMMITTEE

The Compensation Committee sets all elements of compensation for our named executive officers (“NEOs”) based upon consideration of our NEO’s contributions to the development and operating performance of the Company, and is primarily responsible for monitoring risks relating to the Company’s compensation policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee considers the recommendations of the CEO in establishing compensation for all NEOs, other than the CEO. The CEO is not present during the voting or deliberations regarding his compensation. In addition, the CEO performs annual reviews of all of our senior management and makes recommendations to the Compensation Committee concerning their compensation. The Compensation Committee reviews the recommendations and makes final decisions regarding compensation for members of our senior management.

8	Building on a legacy of excellence

The Compensation Committee has the authority to retain compensation consulting firms exclusively to assist it in the evaluation of executive officer and employee compensation and benefit programs. In 2019, the Compensation Committee retained Radford, a business unit of AON plc (“Radford”), a nationally recognized independent compensation consulting firm, to assist in performing its duties. Radford does not provide services to the Company other than the advice on director and executive compensation that it may provide the Compensation Committee when requested. In 2019, Radford provided the Compensation Committee with a peer group review and competitive compensation analysis, in connection with the Compensation Committee’s review of compensation levels of our NEOs. The Compensation Committee retains sole responsibility for engaging advisors and meets with advisors, as needed, in the Compensation Committee’s sole discretion. Each of the members of the Compensation Committee bring a wealth of experience from their public and private board experience and their respective executive roles, which enables the Committee to effectively oversee the design and practice of linking executive compensation to company performance.

KEY RESPONSIBILITIES

-	Reviewing the goals and objectives of the Company’s executive compensation plans, and, as appropriate, recommending that the Board adopt new plans or amend existing plans

-	Assessing the Company’s most recent advisory vote on executive compensation

-	Appointing advisors retained by the Committee and assessing any potential conflicts of interest, overseeing and approving the compensation of any advisors the Committee retains

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Annually evaluating the performance of the CEO, overseeing the evaluation of performance of the other officers of the Company and its operating subsidiaries, and setting compensation for the CEO, other NEOs, and other members of senior management

-	Reviewing and approving equity awards and supervising administrative functions pursuant to the Company’s equity plans

-	Reviewing and approving compensation arrangements for officers and other key employees in accordance with policies adopted by the Committee from time to time

-	Reviewing and recommending to the full Board the type and amount of compensation for Board and Committee service by non-management members of the Board

-	Reviewing and discussing with management the Compensation Discussion and Analysis and related disclosures in the Company’s Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are appointed by the Board each year. The members of the Compensation Committee that served in 2019 were Ms. Atkins, Mr. Byrne and Ms. Myers. No member of the Compensation Committee is, or was formerly, one of our officers or employees. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

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2020 PROXY STATEMENT

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee seeks to have the Board represent a diversity of backgrounds and experience and assesses potential nominees in light of the Board’s current size and composition.

The Nominating and Corporate Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and robust engagement in the strategic planning process, and have a reputation for honest and ethical conduct in both his or her professional and personal activities. The Nominating and Corporate Governance Committee may, from time to time, develop and recommend additional criteria for identifying and evaluating director candidates. In addition, the Nominating and Corporate Governance Committee examines a candidate’s other commitments, potential conflicts of interest, and independence from management and the Company. The Nominating and Corporate Governance Committee and Board believe that differences of viewpoint, professional experience, individual characteristics, personal background, qualities, skills, qualifications, gender, ethnicity, and race help generate varying perspectives and that those varying perspectives are important to the effectiveness of the Board’s oversight of the Company. The Nominating and Corporate Governance Committee proactively considers diversity by annually reviewing with the Board the Board’s composition as a whole and recommending, if appropriate, measures to be taken so that the Board reflects the appropriate balance of knowledge, depth, diversity of backgrounds and experience, and the skills and expertise required for the Board as a whole. The Nominating and Corporate Governance Committee assesses the effectiveness of this policy by periodically reviewing the Board membership criteria with the Board. This assessment enables the Board to update the skills and experience it seeks in the Board as a whole and in individual directors, as the Company’s needs evolve and change over time.

In 2019, the Nominating and Corporate Governance Committee amended the Company’s Corporate Governance Guidelines to establish a policy to consider candidates with diverse backgrounds when evaluating new candidates for the Board. This change was implemented to ensure that any initial slate of candidates includes those with a diversity of race, gender and ethnicity. Additionally, the Nominating and Corporate Governance Committee has established a goal of achieving 50% diversity among Board members.

In 2019, the Nominating and Corporate Governance Committee revised the annual Board self-evaluation process. Beginning with the 2019 self-evaluation, the Board conducts a three-part evaluation process coordinated by the General Counsel. Each Board member participated in an evaluation of the full Board, each of the Committees on which he or she serves, and individual Board member performance. A summary report of the results was prepared by the General Counsel and presented to the full Board and to each Committee. The Board uses the results in preparing action items as necessary.

KEY RESPONSIBILITIES

-	Identifying, evaluating and recommending qualified director candidates, including candidates recommended by shareholders or management

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Assessing the qualifications, attributes, skills, experience, diversity and independence of Board members, taking into account appropriate considerations such as the Company’s current and planned business, current and potential composition considerations, any planned director successions, and the qualifications required of directors under the gaming laws of jurisdictions where the Company operates

-	Reviewing the composition of the Board and its committees and recommending, as appropriate, measures to be taken for Board refreshment and Board succession planning

-	Reviewing and making recommendations regarding the Board’s leadership structure

-	Overseeing corporate governance matters generally and developing and recommending to the Board Company-appropriate corporate governance guidelines

-	Overseeing and, as it determines appropriate, designating directors to participate in the Company’s engagement with shareholders

-	Overseeing the annual evaluation of the Board and its standing committees

10	Building on a legacy of excellence

CONSIDERATION OF CANDIDATES RECOMMENDED BY SHAREHOLDERS

Our Nominating and Corporate Governance Committee is pleased to consider director candidates recommended by shareholders. In considering such candidates, the Nominating and Corporate Governance Committee will take into consideration the Board’s current size and composition; the needs of the Board, including the skills and experience of existing directors; and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder should submit the recommendation in writing and include the following information:

-	The name of the shareholder and evidence of the shareholder’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

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The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the candidate’s consent to being considered for nomination as a director if selected by the Nominating and Corporate Governance Committee.

The shareholder recommendation and information described above should be sent to Wynn Resorts, Limited, c/o Corporate Secretary at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

If the Nominating and Corporate Governance Committee determines to pursue consideration of a person who has been identified as a potential candidate, the Nominating and Corporate Governance Committee may take any or all of the following steps: collect and review publicly available information regarding the candidate, contact and request information from the candidate, vet the candidate’s credentials, conduct one or more interviews with the candidate and contact one or more references provided by the candidate or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating and Corporate Governance Committee’s evaluation process takes into account the candidate’s accomplishments and qualifications, including in comparison to any other candidates that the Nominating and Corporate Governance Committee might be considering, and does not vary based on whether or not a candidate is recommended by a shareholder.

BOARD ROLE IN RISK OVERSIGHT

The Board’s goals are to build value for the Company’s shareholders and to promote the vitality and sustainability of the Company for its customers, employees, jurisdictions in which it does business, and our planet and the other individuals and organizations that depend on the Company.

To achieve these goals, the Board monitors the performance of the Company (in relation to its goals, strategy, risks and competitors); reviews the Company’s compliance efforts; and, through the Compensation Committee, evaluates and addresses the performance of management, including the Chief Executive Officer.

The Board has an active role in overseeing the Company’s areas of risk.

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The Board and its Committees, in consultation with management and the Company’s independent auditors, regularly review the Company’s risk profile and have identified specific areas of risk including: regulatory compliance; legal and human resources; legislative and political conditions; capital availability and liquidity; gaming credit extension and collection; cybersecurity, including protection of customer and employee data; construction; catastrophic events; and succession planning.

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The Board assesses risks to the Company’s long-term strategic objectives, including threats related to our people, our communities and our planet. The Company addresses these risks through our ESG initiatives.

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The Board (as a whole and through its Committees) has reviewed and approved management’s process for identifying, managing and mitigating these risks. While the full Board has overall responsibility for risk oversight, the Board has assigned certain areas of risk oversight to its Committees as well as to the Company’s Compliance Committee.

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Throughout the year, the Board, its Committees and the Company’s Compliance Committee receive reports from management that include information regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In 2018, the Board also implemented a process to allow for direct communication of risks and issues from employees to the Board of Directors.

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2020 PROXY STATEMENT

-	In addition, throughout the year, the Board, its Committees and the Company’s Compliance Committee dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

-	The Audit Committee is primarily responsible for the oversight of credit, related party, information security, construction and general financial risks.

-	The Company’s Compliance Committee primarily oversees risks relating to regulatory, security, workplace conduct, and political compliance.

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For the 2019 fiscal year, management completed a review of the Company’s compensation policies and practices and presented its analysis to the Compensation Committee. The Compensation Committee concurred with management’s conclusion that such policies and practices do not present risks that are reasonably likely to have a material adverse effect on the Company.

COMPLIANCE COMMITTEE

The Company maintains a Compliance Program that features a completely-independent Compliance Committee comprised of individuals with extensive familiarity with law enforcement, regulated businesses, ethics, and/or gaming compliance who are not otherwise affiliated with the Company, to oversee and promote the Company’s compliance and to ensure that the Company meets the Company’s strict policy to conduct business at the highest levels of honesty and integrity: Thomas Peterman, former Senior Vice President and Chief Compliance Officer for MGM Resorts International (Chair); Michelle Chatigny, former Vice President, Global Regulatory and Product Compliance for International Game Technology; and Edward Davis, former Commissioner of the Boston Police Department. Chair Satre and Ms. Mulroy serve as ex officio members of the Committee and representatives of the Board. The Compliance Committee is subject to review and approval of the Nevada Gaming Control Board and the Massachusetts Gaming Commission.

BOARD MEETINGS/ANNUAL MEETING

The Board met 14 times during 2019. All of our Board attended at least 75% of the meetings of the Board and of the Committees on which they served. In accordance with our Corporate Governance Guidelines, each of our directors is expected to participate in the Annual Meeting. All of our directors attended the 2019 Annual Meeting.

BOARD COMMUNICATION AND ENGAGEMENT

Our Board believes in listening to and communicating with shareholders. We believe our work should be informed by input from those who share a financial stake in our success.

We provide a number of ways for shareholders to communicate with the Board and management:

-	Shareholders may speak with us when we reach out to engage both via governance communications and investor relations communications.

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Shareholders who wish to communicate in writing with the Board or any director, or with any Committee of the Board, including the chair of any Committee, may do so by writing to the following address: Wynn Resorts, Limited, c/o Corporate Secretary, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. All communications received will be opened by the office of our General Counsel for the purpose of assessing the nature of the communications. With the exception of advertising, promotions of a product or service, and patently offensive material, communications will be forwarded promptly to the addressee. In the case of communications addressed to more than one director, the General Counsel’s office will make sure each addressee receives the communication, which may be done by e-mail.

12	Building on a legacy of excellence

SHAREHOLDER ENGAGEMENT

Since 2018, the Board of Directors and Company management sought to meaningfully improve the Company’s shareholder engagement efforts, both in terms of frequency and quality of dialogue. Over the last three years, we initiated and have since maintained extensive shareholder consultation through the 2020 Annual Meeting. In July 2019, we hosted an investor day for institutional investors and analysts at Encore Boston Harbor. The Board continuously performed extensive analysis of shareholder feedback and shareholder voting results and made significant changes to, not just governance, but also compensation practices.

The Board and Company management remain committed to frequent and robust shareholder engagement. We have made important updates to our pay plans and corporate governance documents and policies based on our changing needs and the input we have received from engagements with our shareholders. We have detailed the changes made in prior years based on shareholder feedback (see graphic above).

Based on specific feedback received since the 2019 Annual Meeting, the Board adopted the following enhancements that ensure:

As we have managed the early stages of the COVID-19 pandemic, including by closing our properties in

Las Vegas, Boston and Macau, we have continued to engage with our shareholders, focusing on what we are doing to ensure that the Company emerges from the pandemic with its unique brand intact and poised for growth. In addition, we have concentrated on maintaining sufficient liquidity in order to weather a potential post-pandemic recession and to emerge as the industry leader. We intend to continue this dialogue in the coming months to gather feedback as the Board and its committees work though pandemic implications on our governance practices, ESG activities and executive compensation plans.

BOARD COMPENSATION

Directors who are not employees of the Company currently receive fees for service on the Board and Committees as follows:

Board Service	- Member monthly fee of $5,000
Audit Committee Service	- Member monthly fee of $1,250 - Chair monthly fee of $2,500
Compensation Committee Service	- Member monthly fee of $1,000 - Chair monthly fee of $2,000
Nominating and Corporate Governance Committee Service	- Member monthly fee of $1,000 - Chair monthly fee of $2,000

Each non-employee director also receives a $1,500 meeting fee for each Board or Committee meeting he or she attends. In addition, non-employee directors are granted annual equity awards in the form of stock options or restricted stock determined annually at a meeting of the Board. For 2019, each non-employee director received

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2020 PROXY STATEMENT

a grant of restricted stock equal in value to $250,000 (determined as of the May 15, 2019 grant date) that vests 25% per year on each of the first four anniversaries of the date of grant, subject to continued service through each vesting date. Ex officio members of the Compliance Committee receive an annual retainer of $75,000. The Chair and Vice-Chair, if any, of the Board each receive an annual retainer of $100,000. All directors are provided complimentary room, food and beverage privileges at our properties and are reimbursed for any other out-of-pocket expenses related to their attendance at Board or Committee meetings or other corporate events. Directors from time to time may receive other benefits as discussed in the table below under “All Other Compensation.” The Company does not provide non-equity incentive plan awards or deferred compensation or retirement plans for non-employee directors.

In 2018, the Board formed a Special Committee, a Demand Review Committee, and a Special Litigation Committee, each comprised solely of independent directors to, among other things, review, investigate, make recommendations to the Board, and in the case of the Demand Review Committee and Special Litigation Committees, to consider allegations by putative derivative plaintiffs, regarding allegations relating to our former Chairman and CEO. Each member of these committees receives the following fees: $10,000 one-time retainer; $2,000 attendance fee for each meeting by such director in his or her capacity as the Chair of such committee; and $1,000 attendance fee for each meeting attended by such director in his or her capacity as a member of the respective committee. The Special Committee was dissolved in February 2019. The Demand Review Committee suspended its work while the Special Litigation Committee completed its consideration of certain derivative claims. The parties to the derivative claims have agreed to terms of a settlement agreement, which was approved by the court and becomes effective once all appeals are exhausted.

14	Building on a legacy of excellence

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

The table below summarizes the total compensation awarded to, earned by or paid to each of the non-employee directors for the fiscal year ended December 31, 2019. Mr. Maddox receives no compensation for his service as a director and, therefore, is not included in this table.

NAME	FEES EARNED OR PAID IN CASH($)	STOCK AWARDS($) (1)	OPTION AWARDS ($) (2)	ALL OTHER COMPENSATION ($) (3)	TOTAL($)

Betsy S. Atkins	$133,500	$249,924	$-	$ 9,232	$392,656

Richard J. Byrne	$127,500	$249,924	$-	$ 5,304	$382,728

Jay L. Johnson	$112,000	$249,924	$-	$13,670	$375,594

Patricia Mulroy	$201,500	$249,924	$-	$16,550	$467,974

Margaret J. Myers	$149,000	$249,924	$-	$ 9,232	$408,156

Clark T. Randt, Jr.	$ 96,000	$249,924	$-	$16,550	$362,474

Philip G. Satre	$301,500	$249,924	$-	$ 5,304	$556,728

Winifred M. Webb	$120,000	$249,924	$-	$ 9,232	$379,156

(1) The amounts set forth in this column reflect the aggregate grant date fair value of 1,768 restricted stock awards granted to each director on May 6, 2019, computed in accordance with accounting standards for stock-based compensation. See our Annual Report on Form 10-K for the year ended December 31, 2019, Item 8, Note 12 -“Stock-Based Compensation” to our Consolidated Financial Statements for assumptions used in computing fair value. The aggregate number of unvested stock awards held by each director at December 31, 2019, is as follows: Ms. Atkins, Ms. Myers and Ms. Webb, 2,750 each; Ms. Mulroy and Ambassador Randt, 4,466, each; Messrs. Satre and Byrne, 1,768, each; and Admiral Johnson, 3,826.

(2) No directors received option grants in 2019. The aggregate number of outstanding option awards held by each director at December 31, 2019, is as follows: Admiral Johnson 10,000 vested and exercisable; Ambassador Randt 7,000 vested and exercisable; and Ms. Mulroy 6,700 vested and exercisable.

(3) For each director, “All Other Compensation” consists entirely of cash dividends accrued on unvested stock, which is paid if and when the stock vests.

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2020 PROXY STATEMENT ESG-minded business values 16 Building on a legacy of excellence

MARILYN SPIEGEL President—Wynn Las Vegas, LLC LINDA CHEN Vice Chairman and Executive Director—Wynn Macau, Limited President—Wynn International Marketing, Limited We understand that company value is now measured against more metrics than ever before. Under the direction of the Wynn Resorts Board, our executive team is imbuing our company’s culture with clear, ESG-centric values. We have created programs that ensure the highest integrity of our business and gaming operations. Projects such as our rooftop solar and grid-connected facility in Fallon, Nevada, allow Wynn Las Vegas to source 75% of its peak energy demand from renewable sources. Our focus on career training and local small- and medium- sized business at Wynn Palace and Wynn Macau have earned high marks. 17

2020 PROXY STATEMENT Our people and our stewardship 18 Building on a legacy of excellence

Introduction

In this section we will tell you about:

–	Our People
–	Our Communities
–	Our Planet

Being socially responsible is not simply a catch-phrase at Wynn Resorts. It is an essential mindset that is built into all our operations and business plans.

Under the direction of the Board, our executive team has set forth a strong set of values that supports our employees and their families, our communities and our planet. Our Board and executive team understand that being socially responsible is not only the right thing to do, it is a business imperative. Long-term value is only possible if all the Company’s stakeholders thrive, including our shareholders, employees, suppliers, the communities in which we operate and the environment. The Board has committed to a set of Environmental, Social and Governance (“ESG”) goals to drive long-term corporate value. To that end, in 2019, the Board committed to continuing its investment in each of these areas and adopted certain Sustainability Accounting Standards Board (“SASB”) metrics to measure our progress in meeting our ESG goals.

The foundation of our ESG approach is our best-in-the-business corporate governance, discussed throughout this Proxy Statement.

At a corporate level, our overarching commitment to social responsibility includes:

•	Creating a five-star workplace
•	Fostering a diverse and inclusive workforce
•	Investing in the training and development of our employees and others in our community
•	Furthering social impact initiatives in our communities
•	Minimizing the harm and maximizing the benefit that we have on our community and environment by using and sourcing energy and materials responsibly
•	Elevating our corporate governance practices to ensure they appropriately support the long-term interests of our stakeholders

In North America, we have taken a leading role in the hospitality industry’s transition to clean and sustainable sources of energy. Our investments in alternative energy, including on-site solar facilities and notably, a 160-acre solar facility in Northern Nevada, have earned us an invitation to join the U.S. Environmental Protection Agency’s Green Power Partnership and a top ranking among Fortune 500 companies that voluntarily use green power to reduce air pollution and other environmental impacts associated with electricity use.

We benefit from a diverse and inclusive workforce in which divergent perspectives create a thoughtful approach to solving business challenges. We encourage our employees to avail themselves of numerous leadership and development opportunities and use our resources to also assist in the education and development of the next generation of employees and leaders.

We are also fully committed to supporting our communities in the Las Vegas and Boston areas, through our corporate giving program and through the Wynn Employee Foundation (“WEF”), which fosters charitable giving and volunteerism among Wynn employees and community partners.

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2020 PROXY STATEMENT

In Macau and across the Greater Bay Area (the region encompassing Macau, Hong Kong and southern Guangdong Province), we strive to drive reinvestment in our community, encourage volunteerism, and promote responsible gaming through our Wynn Care program. Since launching this program in Macau, we have centralized our community-focused initiatives under one umbrella and meaningfully increased our involvement in various volunteer activities and community events in Macau, the Greater Bay Area, and beyond. We are also fully committed to the sustainable development of Macau and endeavor to provide our guests with a premium experience while remaining environmentally conscious by monitoring and reducing inefficient consumption and embracing technologies that help us to responsibly use our resources. In addition, we provide our employees in Macau with numerous professional development and training opportunities to elevate core and leadership skills.

Our people

HUMAN CAPITAL MANAGEMENT

Our core philosophy that “Only People Can Make People Happy” has resulted in a culture focused on the engagement and happiness of our employees. In 2019, our Las Vegas resort was recognized as a certified “Great Workplace” by the independent analysts at Great Place to Work, the global authority on evaluating corporate culture and employee fulfillment. The certification is based entirely on anonymous feedback from an extensive employee survey.

We are committed to each of our approximately 30,000 employees. We lead the industry in employee retention because we provide exceptional benefits, are committed to diversity and inclusion, and create opportunities for advancement through extensive educational programs.

EMPLOYEE BENEFITS

Contributing to our motivated workforce is a collection of employee programs and benefits that are the envy of our industry. We continue our work on pay and promotion equity, making changes as we find discrepancies. Some of our most popular benefits are voluntary ones such as home or even pet insurance. Each employee with a newborn is eligible for a $250 perfect start award and our Paid Parental Leave program is among the most generous programs in Las Vegas, as is our employee and family scholarship programs, both in North America and in Macau.

(1) This award recognizes the top employers in the United States for their commitment to diversity and workplace culture. Wynn Resorts was one of only 13 hotel companies to be recognized in these rankings.

(2) Wynn Las Vegas|Encore. Great Places to Work is the global authority on evaluating corporate culture and employee fulfillment and selection is determined by independent analysis of employee surveys. Wynn Las Vegas|Encore is the only casino identified as a Great Workplace.

(3) Our employee turnover in North America is significantly lower than the industry average of 22%.

20	Building on a legacy of excellence

Our bonus and equity incentive programs for mid-level executives and above are designed to encourage long-term employment and alignment with shareholder interests. Our bonus and long-term incentive programs are overseen by the Compensation Committee.

DIVERSITY AND INCLUSION

Diversity and inclusion are the cornerstone of our human capital management efforts. Our commitment to diversity and inclusion extends to our business partners throughout our supply chain.

Exceptionally diverse workforce

We offer a number of different opportunities to encourage and support diversity in the workplace:

AFFINITY GROUPS

Established employee-led affinity groups, including a Diversity Council, a Women’s Council, a Veterans’ Council and a LGBT Focus Group.

CITIZENSHIP PROGRAM

We sponsor employees to participate in a U.S. citizenship preparation program. Since the program began in 2015, over 400 employees have completed the program.

WOMEN’S LEADERSHIP FORUM

Our Women’s Leadership Forum promotes gender equality and inclusion among our employees. The series highlights opportunities for women within our Company and ensures a safe workplace environment.

DIVERSITY AND INCLUSION TRAINING

We are committed to a fair and inclusive work environment at each of our resorts. As part of this commitment, we offer diversity and inclusion training to all of our employees. Through 2019, nearly all of our employees at Wynn Las Vegas, including managers, have participated in the training.

LANGUAGE EDUCATION

We offer English as a second language for all employees and Spanish for managers in order to enhance their ability to communicate with employees and guests.

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2020 PROXY STATEMENT

Training and development

We foster the growth and development of our employees to ensure that they remain best-equipped to deliver the singular customer service at each of our resorts. Across our resorts, we maintain an extensive program of training and development focused on skills development and career advancement. Examples include:

MENTORSHIP PROGRAMS

Mentorship programs across Wynn Resorts properties are building a culture of internal mentorship, professional support, and personal development. Since the program was formalized in 2018, Wynn Las Vegas and Encore Las Vegas has paired 102 supervisors and managers with senior executives, including the resort president. Wynn Macau and Wynn Palace have a similar program with an initial group of 33 mentees.

WE STRIVE

In 2019, Wynn Las Vegas and Encore Las Vegas launched the WE Strive Program to provide leadership development training to high-potential, line-level employees interested in pursuing a management career. The three-month program featured six classes that cover leadership, team building, public speaking, emotional intelligence, conflict resolution, professional communication, and personal development.

SCHOLARSHIP AND TUITION REIMBURSEMENT

North American employees are eligible for WEF-sponsored scholarships awarded annually. Additionally, employees who are pursuing a college degree in an industry-related field are eligible for tuition reimbursement. We have invested over MOP $300,000 to fund scholarships for local talent in Macau.

Attracting and retaining key talent is a priority for the Board. More than a third of our jobs at Wynn Las Vegas and Encore Las Vegas were filled with current employees. In Boston, we hired and trained over 4,000 employees, many of whom were previously unemployed or underemployed and even more who had never held jobs in the hospitality industry.

Our communities

Our work in our communities, whether it be giving, volunteerism, or socially responsible programs such as responsible gaming, is epitomized by our Transformative Impact Model. This represents a holistic approach to community engagement. Our model identifies non-profit organizations serving critical community needs who benefit not only from our development expertise but also from our ability to rally community partners to assist us in constructing mission-enhancing physical facilities and on-going volunteerism.

Our transformation model had a significant impact on Shade Tree, a Las Vegas shelter for women and their children who are victims of domestic violence. After a thorough assessment by the Wynn team, several support activities were prioritized, planned and funded. The result was a $2.5 million renovation of Shade Tree’s facilities, involving more than 170 business partners organized and led by Wynn, as well as a commitment to sustained volunteer support.

GIVING AND VOLUNTEERISM

In 2019, corporate charitable giving and commitments in North America and Macau exceeded $20 million. Funds are distributed to worthwhile charities in North America that fall within one of our three giving pillars:

-	Cultural Enrichment, including support for the arts, culture and citizenship

-	Vibrant Communities, which includes the environment, neighborhoods, and community support programs

-	Education, supporting innovation, workforce preparedness and at-risk youth

22	Building on a legacy of excellence

Our employees continue to fulfill our commitment to serving our communities through charitable contributions to the WEF and dedicating significant time to volunteer efforts. Contributions by our employees to the foundation are matched dollar for dollar. In 2019, our employees contributed over $577,000 to the WEF and reported over 65,000 volunteer hours.

Volunteer hours by property 2017-19

In 2019, employees at each of our resorts worldwide participated in Giving Tuesday, a global charitable fundraiser that takes place on the Tuesday after (U.S.) Thanksgiving. Wynn Macau is the first company to have an official Giving Tuesday drive in Macau.

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2020 PROXY STATEMENT

RESPONSIBLE GAMING

As further commitment to our communities and to our customers, we follow the American Gaming Association’s Gaming Code of Conduct. These practices include:

-	Promoting Responsible Gaming, including providing information to our guests about responsible gaming and resources for assistance

-	Preventing underage gaming and unattended minors at our resorts

-	Training our employees on responsible gaming

-	Responsible alcoholic beverage service practices

-	Responsible advertising

-	Providing financial resources to community organizations for preventing and treating problem gambling

Our planet

Being progressive is one of our four core company values. Our commitment to environmental sustainability gives us ample opportunity to demonstrate our leadership and vision in preserving our planet.

Our approach to sustainability is built on a core principle to care for guests and our planet. This means providing award-winning service in our resorts worldwide, in a manner that respects communities, people, and our environment. Our sustainability program focuses on four global goals that will lead Wynn in a responsible and progressive future.

At Wynn Resorts we:

-	Invent Solutions

-	Add Value

-	Take Action

-	Scale Knowledge

RENEWABLE ENERGY

Wynn Las Vegas continued its investment in renewable energy by bringing on an additional 1.3 megawatts of rooftop solar capacity on the newly expanded convention space. Together with previous solar installations, this new clean energy capacity provides sufficient capacity for the new convention space to be powered 100% by renewable energy.

(1) According to the Solar Energy Industries Association 2019 report.

24	Building on a legacy of excellence

WASTE MANAGEMENT

Wynn Las Vegas has introduced a single-stream recycling system to accelerate our efforts to reduce waste. As a proud partner of Clean the World, we recycle excess soap in our hygiene kits to reduce unnecessary waste.

Wynn Macau is pioneering new approaches with tackling food waste, an issue with both economic and environmental costs. The company has become the first in Macau to adopt the ‘Winnow Vision System’ across its properties, which uses computer vision-based monitoring technology powered by AI and machine-learning to track and measure what food is being wasted. The system then delivers data-driven insights, enabling Wynn to take an analytical approach to food production that enhances efficiency without compromising on quality. Since its implementation in a number of Wynn restaurants, the initiative has already cut food waste by up to 35%, and reduced costs, while also ensuring a more responsible use of precious resources.

REDUCING SINGLE-USE PLASTICS

Wynn Las Vegas and Encore Boston Harbor have replaced the most common single-use plastic guest items such as straws, to-go packaging, and plastic bags with environmentally responsible alternative materials, in a global effort to reduce waste.

Wynn Macau become the first integrated resort in the world to install and use at significant scale an on-site Nordaq water bottling plant. This system enables high-quality filtered water to be produced locally and served in reusable glass bottles. As a result, Wynn Macau is able to phase out the use of plastic water bottles, first in all hotel and food and beverage operations by mid-2020, and then in all gaming operations by year-end 2021.

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2020 PROXY STATEMENT

EARLY RESPONSES TO THE COVID-19 PANDEMIC

As of the filing of this Proxy Statement, the Company is in the early stages of managing through the COVID-19 pandemic. Our response was influenced by our core ESG strategy and initiatives: focus on our people, both guests and employees, and the communities in which we operate.

Our COVID-19 response included:

Procured and donated more than $3 million worth of financial aid, personal protective equipment, food and prepared meals, and essential cleaning and hygiene supplies to dozens of health care facilities and local nonprofit organizations throughout Las Vegas and Boston. This includes

•	More than 245,000 N95—equivalent respirator masks

•	More than 680 surgical masks

•	More than 580,000 pairs of medical gloves and hospital gowns to hospitals, nursing homes, and law enforcement agencies

•	$125,000 in funds and $950,000 worth of food including tens of thousands of prepared meals to local food banks

•	$100,000 in funds to domestic violence shelters

•	Committing to pay all employees, including part-time employees, full compensation, including tips, for at least 60 days

•	Leading regional response teams in developing strategies to support customer health and safety as our resorts reopen

26	Building on a legacy of excellence

Executive officers

Our Executive Officers and certain key management personnel as of April 27, 2020 are as follows:

NAME	AGE	POSITION

Matt Maddox	44	Director, Chief Executive Officer and President

Craig S. Billings	47	President, Chief Financial Officer and Treasurer

Ellen F. Whittemore	63	Executive Vice President, General Counsel and Secretary

Linda Chen	53	Vice Chairman and Executive Director—Wynn Macau, Limited

Ian Michael Coughlan	60	President and Executive Director—Wynn Macau, Limited

Our executive officers are appointed by the Board and serve at the discretion of the Board, subject to applicable employment agreements.

NON-DIRECTOR EXECUTIVE OFFICERS AND KEY MANAGEMENT

Craig S. Billings President, Chief Financial Officer and Treasurer

Mr. Billings is the Company’s President, Chief Financial Officer and Treasurer, a position he has held since May 2019. On August 17, 2018, Mr. Billings was appointed a Non-Executive Director of Wynn Macau, Limited, a majority owned subsidiary of the Company. Mr. Billings joined the Company in March 2017 as the Company’s Chief Financial Officer and Treasurer.

PREVIOUS EXPERIENCE

-  2015 to 2017: Gaming industry independent advisor and investor

-  2012 to 2015: Chief Digital Officer, Strategy & Business Development Managing Director, various roles, Aristocrat Leisure Ltd.

-  Previously Vice President in the Investment Banking Division of Goldman Sachs in both New York and London, covering the gaming industry

-  Previously Manager in the Audit Division of Deloitte & Touche in Las Vegas, NV

-  2015 to 2018: Director and Non-Executive Chairman, NYX Gaming Group
(now part of Scientific Games)

EDUCATION

Mr. Billings graduated with a B.S. (cum laude) in Accounting from the University of Nevada, Las Vegas, and received an M.B.A. from Columbia Business School. Mr. Billings is a Certified Public Accountant.

27

2020 PROXY STATEMENT

Ellen F. Whittemore Executive Vice President, General Counsel and Secretary

Ms. Whittemore is the Company’s Executive Vice President, General Counsel and Secretary, a position she has held since July 2018.

PREVIOUS EXPERIENCE

-  2016 to 2018: Shareholder of Brownstein Hyatt Farber Schreck LLP

-  2014 to 2016: Sole manager of the Whittemore Gaming Group, LLC

-  Previously of counsel in the Las Vegas office of the law firm Lionel Sawyer & Collins for more than 20 years

EDUCATION

Ms. Whittemore graduated with a B.A. from the University of Nevada, Reno and received her J.D. from the University of San Diego School of Law. She is admitted to practice before the United States Supreme Court.

Linda Chen Vice Chairman and Executive Director—Wynn Macau, Limited

                                             President—Wynn International Marketing, Limited

Ms. Chen is the Vice Chairman, Chief Operating Officer and Executive Director of Wynn Macau, Limited and serves as President and Executive Director of WRM, and President of Wynn International Marketing, Ltd. Ms. Chen is also the creator of “Wynn Care” — a corporate outreach initiative focused on social and charitable volunteer activities designed to benefit the greater Macau community. Ms. Chen was appointed as the Vice Chairman of Wynn Macau, Limited in April 2018. She has been President of Wynn Resorts (Macau) S.A. since March 2017, Executive Director and Chief Operating Officer Wynn Macau, Limited since September 2009, and Chief Operating Officer of Wynn Resorts (Macau) S.A. since June 2002. In addition, Ms. Chen is a member of the Nanjing Committee of the Chinese People’s Political Consultative Conference (Macau). Ms. Chen served on the Board of Director of Wynn Resorts, Limited from 2007 to 2012.

PREVIOUS EXPERIENCE

-  2000 to 2002: Executive Vice President, International Marketing, responsible for international marketing for the integrated resorts MGM Grand, Bellagio and The Mirage

-  Previously Executive Vice President, International Marketing at Bellagio, including opening the resort in 1998

-  Previously involved in the opening of the MGM Grand in 1993 and The Mirage in 1989

EDUCATION

Ms. Chen graduated with a B.S. in Hotel Administration from Cornell University.

28	Building on a legacy of excellence

Ian Michael Coughlan President and Executive Director—Wynn Macau, Limited

Mr. Coughlan has been the President of Wynn Macau, Limited since September 2016 and oversees all operations and development activities for Wynn Macau and Wynn Palace. Mr. Coughlan is also an Executive Director of Wynn Macau, Limited, a position he has held since Wynn Macau, Limited’s formation in September 2009. He also served as President of Wynn Resorts (Macau), S.A. from July 2007 until March 2017 and relinquished this role after his appointment as President of Wynn Macau, Limited. Mr. Coughlan initially served as Director of Hotel Operations Worldwide for Wynn Resorts during 2007.

PREVIOUS EXPERIENCE

-  2004 to 2007: General Manager, The Peninsula Hong Kong

-  1999 to 2004: General Manager, The Peninsula Bangkok

-  Previously held senior management positions with Mandarin Oriental Singapore, and the Ritz-Carlton Hotel Company in Hawaii, New York, Palm Springs, and Atlanta

EDUCATION

Mr. Coughlan received his Diploma in Hotel Management from Shannon College of Hotel Management, Ireland.

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2020 PROXY STATEMENT

A pipeline of *transformative development*

MICHAEL CURRY
Michael Curry Design

30 Building on a *legacy of excellence*

M I CH A E L C U R RY Michael Curry Design 2020 PROXY STATEMENT A pipeline of transformative development 30 Building on a legacy of excellence

Our pipeline of development is the result of strategic planning combined with a focus on enduring value creation. Our ?Macau 2025? plan will culminate with the development of the Crystal Pavilion at Wynn Palace, a center of public art and entertainment developed in partnership with our world-class creative team, while smart short-term reinvestment in our existing resorts will expand the very definitions of entertainment and dining. 31

2020 PROXY STATEMENT Compensation discussion and analysis 32 Building on a legacy of excellence

We believe Wynn Resorts is the world’s preeminent designer, developer, and operator of integrated resorts. The Company’s business model integrates luxury hotel rooms, high-end retail, an array of dining and entertainment options, meeting space, and gaming, all supported by superior levels of customer service provided by our more than 30,000 employees. Our operations in Las Vegas, Macau and Boston are designed to attract a wide range of domestic and international customers.

In 2018, the Board and management began actively transitioning many of the Company’s historical practices from those that were implemented when the Company was a founder-led organization. As part of this effort, the Compensation Committee sought to transform executive compensation to incorporate best-in-class practices that reward executives and all employees for actions that create long-term shareholder value. Substantial changes to executive compensation resulted from these efforts. In this compensation discussion and analysis, or CD&A, we describe our philosophy and approach to executive compensation.

FOR FISCAL 2019, OUR NEOs WERE:

NAME	TITLE

Matt Maddox	Chief Executive Officer

Craig S. Billings	President (as of May 29, 2019), Chief Financial Officer and Treasurer

Ellen F. Whittemore	Executive Vice President, General Counsel and Secretary

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2020 PROXY STATEMENT

HOW WE HAVE RESPONDED TO SHAREHOLDER FEEDBACK

As part of the Board refreshment process beginning in 2018, the Board of Directors and Company management sought to meaningfully enhance the Company’s shareholder engagement efforts, both in terms of frequency and quality of dialogue. These discussions included extensive feedback regarding executive compensation. Such feedback resulted in numerous material changes in our executive compensation program in 2018 and 2019 and, we believe, ultimately contributed to 96.2% of voting shareholders approving our Say-on-Pay proposal at the 2019 Annual Meeting. In light of this approval rating, the Compensation Committee continued to rigorously apply its updated and refreshed executive compensation program in 2019.

FEEDBACK THEMES	ACTIONS TAKEN IN RESPONSE	INTENT OF ACTION	IMPACT ON 2019 COMPENSATION
CEO Pay	ReduceCEO compensation	Right-sizepay while strengthening performance linkage	2019 Total CEO Compensation 19% lower than 2018, and 44% lower than 2017
	Benchmarktotal compensation at median of peer group	Instituteslinkage to peer group to right-size pay
	EliminateCEO perquisites and excise tax gross-ups	Increasesperformance-based compensation
Use of Equity	Eliminatemulti-year, cliff-vested “mega grants”	Eliminatepotential windfalls and variability of pay across years	50% of equity awards are performance-based Performance-based equity subject to multi-year performance conditions
	Instituteregular performance-based awards	Continuouslyincentivize actions that create long-term shareholder value
	Extendequity to line-level management	Introducebroad-base ownership and accountability
	Eliminateannual performance periods for equity	Ensurevesting of performance awards rewards long-term performance
At Risk Compensation	Implementplans in which the majority of NEOs’ pay is “at risk”	Increasealignment of pay and Company Performance	For 2019, 83% of our CEO’s total compensation was at risk and tied to the achievement of three performance goals

34	Building on a legacy of excellence

EXECUTIVE COMPENSATION COMPONENTS

ELEMENT	% OF TOTAL DIRECT COMPENSATION (1)	AT- RISK?	FEATURES	2019 RESULTS
Base salary	17%	No	Attract and retain top employees and recognize sustained performance, job scope and experience	Same base salary as 2019
Annual incentives	33%	Yes

Utilize multiple metrics with pre-set goals

Incentivize executives, enforce accountability and motivate and reward achievement of annual goals

50% of annual incentive awards paid in stock and subject to NEO holding requirements, further aligning executive and long-term shareholder interests

				Payout based on pre-set robust Financial and Operational objectives 2019 Annual Incentive earned and paid was 20% lower than 2018 as a result of Company performance on Adjusted Property EBITDA
Long-term incentives: Performance-based restricted stock	25%	Yes	Performance-based stock vest solely based on company performance on preset goals over a three-year performance period, linking the creation of shareholder value to incentives earned	50% of equity awards are performance-based linked to the achievement of “fair share” metrics underpinning the awards
Long-term incentives: Time-based restricted stock	25%	Yes	Ensure focus on long-term value creation, align executive and long-term shareholder interests, and promote retention	Retention, alignment of interests with those of long-term shareholders

(1)  % of Total Direct Compensation for CEO Maddox based on 2019 total direct compensation

HOW WE APPROACH EXECUTIVE COMPENSATION

Our executive compensation philosophy is to align the interests of executives with those of shareholders by designing incentives that are directly tied to actions which create sustainable long-term shareholder value.

We, the Compensation Committee, believe that our ability to oversee the delivery of operational excellence and sustainable long-term returns to shareholders is inexorably linked to attracting and retaining a high-performing management team.

Hence, the executive compensation program must be designed to attract, reward, and retain executive officers who create continual near- and long-term shareholder value by achieving the Company’s strategic goals. We also believe that stability at the executive level is key to the strength of the Company, particularly given the relatively small pool of executives with gaming experience for whom we compete.

To achieve this, we rely on the following principles:

Pay-for-Sustainable Performance: The majority of our executives’ total compensation is tied to achieving annual and long-term goals that enhance the value of our reputation and brand, sustain the performance and attractiveness of our resorts and drive long-term shareholder value. The Compensation Committee retains discretion to reduce amounts earned and payable when doing so will further these goals. Further, 50% of annual incentive is paid in equity (rather than all cash), and equity is subject to our robust holding requirements.

Shareholder Alignment: Our long-term equity incentives align executives’ interests with those of shareholders and stakeholders. By focusing on regular equity grants that vest over three years and on performance-based awards, we believe that the alignment of interest is strengthened, especially when coupled with robust stock holding requirements for executives (6x base salary for our CEO).

Focus on Compensation Totals and Parity: We evaluate the total amounts of executives’ compensation for parity purposes and assess them relative to the pay practices of major gaming companies and other competitors for talent. The Committee reaffirmed its commitment to right-sized executive compensation by benchmarking total compensation at the median of our peer group and making adjustments for specific skills and experience.

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2020 PROXY STATEMENT

Simplicity and Clarity: We value pay structures that are simple and clear. We believe pay simplicity promotes transparency, avoids incentivizing focus on pay goals at the expense of ongoing excellence and performance, and promotes teamwork.

Attract and Retain Top Talent: Our business spans continents, can be subject to meaningful volatility, requires tight coordination with regulators, depends on knowledge of numerous types of complex operations, requires diligent investment over many years and across business cycles, and is highly dependent on a reputation for excellence, so finding and retaining top talent is a critical element of our compensation.

HOW OUR EXECUTIVE COMPENSATION PHILOSOPHY DRIVES CEO PAY DESIGN

		PAY FOR SUSTAINABLE PERFORMANCE	SHAREHOLDER ALIGNMENT	FOCUS ON COMPENSATION TOTALS AND PARITY	SIMPLICITY AND CLARITY	ATTRACT AND RETAIN TOP TALENT
❑	Benchmarking CEO at Median of Peer Group		●	●		●
❑	81% of total direct compensation is at-risk (83% for the CEO)	●	●		●
❑	Annual incentives are 100% performance based	●	●	●	●	●
❑	Performance-based stock units comprise majority of long-term incentives	●	●	●	●	●
❑	Annual incentives subject to negative Board discretion	●	●		●
❑	Stock Ownership Guidelines for all NEOs		●		●	●

HOW THE COMPANY HAS PERFORMED

While our year-to-year performance can be significantly impacted by market factors, geopolitical events and investor sentiment, we have delivered significant outperformance since our initial public offering in 2002. Over that 17-year period, the Company has averaged a 19% annual Total Shareholder Return (“TSR”), (including reinvestment of dividends), which is substantially above the TSR of both the S&P 500 (approximately 10% average annual TSR) and the S&P Consumer Discretionary Index (approximately 11% average annual TSR) over the same time period. We have also delivered an average annual TSR nearly four times our closest industry peers.(1) We believe these results are driven by our focused, long-term investment in our properties and by our relentless dedication to delivering the industry’s best customer experience.

(1) Industry peers reflect Las Vegas Sands and MGM Resorts. Las Vegas Sands’ TSR is measured from the market close on the day of their IPO on 12/15/2004 (average annual TSR of approximately 5%). MGM Resorts’ TSR is measured from the close on the date of Wynn Resorts’ IPO on 10/25/2002 (average annual TSR of approximately 5%).

36	Building on a legacy of excellence

OUR KEY ACCOMPLISHMENTS IN 2019 INCLUDE:

-

Opening Encore Boston Harbor. Located on the Mystic River in Everett, Massachusetts, and adjacent to Boston, our newest resort opened to great fanfare in June 2019. Since opening, the property has taken meaningful share in the competitive Northeast gaming market and delivered some of the highest table win per unit per day ($5,178) in the U.S. regional gaming industry. We continue to make refinements and enhancements to the property in order to ramp its operations and grow Adjusted Property EBITDA to create shareholder value.

-

Executing on Our Domestic Casino and Non-Gaming Strategy. While continued headwinds stemming from on-going geo-political and trade tensions negatively impacted the baccarat business across the Las Vegas Strip, our deliberate domestic casino and non-gaming strategy produced solid results. The resort grew its share of Las Vegas Strip non-baccarat table games revenue by approximately 60 basis points while on the non-gaming side, the resort achieved several property records, including our best year ever for hotel gross revenue and for retail revenue.

-

Generating Strong Growth in Mass Gaming in Macau. On a combined property basis, Wynn Palace and Wynn Macau generated $2.72 billion of mass market tables and slots win, a 5.1% increase compared to 2018, as the properties continued to enhance their mass marketing capabilities.

-

Advancing Our Positioning in the Greater Bay Area. In July 2019, we announced our three-pronged strategy to enhance our position as a corporate citizen of the Greater Bay Area in and around Macau. This strategy includes the construction of the Crystal Pavilion, the next phase of our planned expansion of Wynn Palace on Cotai, which is expected to include a 650-room luxury hotel tower along with an all-glass structure in the shape of a water lily housing unique non-gaming and cultural amenities. We have also implemented a series of robust training and development programs for our staff and the continued roll out of our leading Wynn Care CSR program, focused on Macau, the Greater Bay Area and the PRC broadly.

-

Maintaining a Robust Capital Investment Program at Existing Properties. We continually enhance the guest experience at our resorts in Las Vegas, Macau and Boston through strategic capital investments. This includes the fourth quarter 2019 partial opening of the Lakeside Casino, an approximately 55,000 square-foot casino, retail and restaurant complex, and the completion of the previously announced Encore Tower room refreshment, both at Wynn Macau. We also made substantial progress on our construction an approximately 430,000 square-foot meeting and convention facility at Wynn Las Vegas, which opened in the first quarter of 2020. Also in Las Vegas, we announced several food and beverage initiatives and a meaningful room refreshment program for the Wynn Las Vegas tower.

-

Maintaining Healthy Liquidity and Financial Flexibility. As of December 31, 2019, the Company had approximately $2.4 billion of cash and cash equivalents and approximately $1.2 billion of undrawn debt capacity to help fund its current and potential future development projects. During 2019, the Company continued to improve the maturity profile of its debt obligations by refinancing over $2.7 billion of debt with long-term unsecured bonds and a new $1.0 billion term loan.

-

Continuing to Return Significant Capital to our Shareholders. During 2019, we raised our recurring quarterly dividend to $1.00 per share and returned approximately $400 million of cash to shareholders through dividend payments. Through the end of 2019, we have returned approximately $7.3 billion ($67.25 per share) since our initial public offering in 2002.

-

Earning More Forbes Five-Star Awards than Any Independent Hotel Company In The World. Wynn Macau is the only resort in the world with eight Forbes Travel Guide Five-Star awards. Wynn Macau and Wynn Palace, which won seven Five-Star Awards, are the most decorated integrated resort brands in Asia, with 15 Five-Star Awards. In 2020, Wynn Las Vegas and Encore Las Vegas won seven Five Star awards. Collectively, the Company has 22 Five Star awards in its portfolio.

37

2020 PROXY STATEMENT

How we designed incentives in 2019

2019 HIGHLIGHTS:

In 2019, the Compensation Committee:

-	Established financial and strategic goals to evaluate performance for the annual incentives, 50% of which was paid as equity.

-	Maintained a policy of focusing on annual grants with three-year cliff vesting.

-

Maintained a policy that at least 50% of long-term incentive grants would be performance-based, including performance-based stock awards that vest upon achievement of pre-established financial performance goals that are based on the Company’s ability to achieve a premium revenue and Adjusted Property EBITDA “fair share” relative to its peers (see discussion of this metric below), on a three-year basis.

-	Reaffirmed its commitment to compensate executives at the median with regard to total compensation, and conducted an overall analysis of all NEO total compensation to confirm compliance.

Role of the Compensation Committee and Management in Setting Compensation: The Compensation Committee sets all elements of compensation for our NEOs based upon consideration of an NEO’s contributions to the operating and strategic performance of the Company. The Compensation Committee considers the recommendations of the CEO in establishing compensation for all other NEOs. In addition, the CEO performs annual reviews of our senior executive officers and makes recommendations to the Compensation Committee. The Compensation Committee reviews the recommendations and makes final decisions regarding compensation for our senior executive officers.

COMPENSATION MIX

We take a multi-year investment approach to our business that focuses on rewarding strong near-term performance and the creation of long-term shareholder value. Because product quality and service excellence are at the core of our strategy, we use annually focused, operations-based pay to highlight the critical importance of performing well each year for each customer. We supplement that with a set of long-term incentives and holding requirements to support the sustainability of our reputation and our ongoing returns. The charts below highlight the focus on equity and at-risk mix of the total direct compensation for our current NEOs based on 2019 compensation outcomes:

38	Building on a legacy of excellence

2019 COMPENSATION DESIGN & DECISIONS

Base Salary: Negotiated employment agreements establish our NEOs’ initial base salaries. We review and adjust their base salaries periodically to stay competitive, to reflect improvements in performance, capabilities, and experience, and reward expansions of responsibility or other extraordinary circumstances. Base salaries for the NEOs as of December 31, 2019 and 2018 were:

EXECUTIVE	2019 BASE SALARY	2018 BASE SALARY	INCREASE
Matt Maddox	$2,000,000	$2,000,000	0%
Craig S. Billings(1)	$1,200,000	$875,000	37%
Ellen F. Whittemore(2)	$700,000	$600,000	17%

(1) Mr. Billings’ base salary was increased to $1,200,000, effective May 29, 2019, in connection with his promotion to President of the Company in recognition of his contributions to the performance of the Company and the one-year extension of his employment agreement.

(2) Ms. Whittemore joined the Company on July 16, 2018. Ms. Whittemore’s base salary was increased to $700,000, effective May 29, 2019, in recognition of her contributions to the performance of the Company.

Annual Incentives: For the 2019 annual incentive awards granted under our Omnibus Plan, the Compensation Committee selected three performance goals, one of which is comprised of our four strategic initiatives.

Goal 1 –

2019 Adjusted Property EBITDA (weighted 40%): This is used to measure the operating performance of our properties compared to those of our competitors. Adjusted Property EBITDA is an important measure of each property’s performance within its respective market, a key driver of return on equity and an essential element to the valuation of our Company and our stock price.

The Committee, based on the current operating conditions in Las Vegas and Macau and the Company’s operating and growth strategies, set a threshold performance level of at least $1.7 billion, a target level of $1.835 billion, and maximum performance level of $2.075 billion.

No incentive payout will be earned with respect to this metric if the Company does not achieve the threshold performance level.

Goal 2 –

Maintain Forbes Five Star (weighted 20%): Our business requires superior customer experience and service. We believe such service allows us to attract customers with a higher spend per visit, increase the loyalty of those customers and meaningfully improve the likelihood of additional visits from those customers. Forbes 5-star status serves as external validation of this key aspect of our strategy. Achievement of this goal encourages long-term investment in our human capital and retention of talent because we believe human resources and staff training ensure our employees are prepared to provide the luxury service that our guests expect.

39

2020 PROXY STATEMENT

Goal 3 –

Key Strategic Initiatives (weighted 40%): This goal is comprised of four discrete strategic initiatives, the execution of which were critical to the success of the Company. Each of these initiatives was weighted at 10%, reflecting the equal importance of success on all fronts.

STRATEGIC & OPERATIONAL GOALS	WEIGHT	RATIONALE FOR INCLUSION
1. Successfully open Encore Boston Harbor	10%	In addition to the normal complexities associated with opening a large-scale integrated resort like Encore Boston Harbor, the successful resolution of regulatory and corporate governance overhang in order to support the Company’s continued suitability in Massachusetts was critical to the long-term success of the Company.
2. Increasing the Company’s community service hours	10%	As part of the Board’s focus on ESG-related risks and opportunities, the Compensation Committee set a target for management to further exceed the robust community involvement it had achieved in 2018.
3. Achieve substantial completion of the Wynn Las Vegas convention expansion	10%	The Wynn Las Vegas convention expansion is a state of the art 430,000 square-foot facility connected to the existing Wynn Las Vegas campus and a meaningful growth driver for the property’s long-term occupancy. The Compensation Committee sought to incentivize completion of the facility ahead in 2019, in order for the property to benefit from the meaningful potential occupancy uplift beginning in 2020.
4. Advancement of global food and beverage positioning	10%	Updating and adapting the Company’s food and beverage outlets at Wynn Las Vegas, Wynn Palace and Wynn Macau were viewed as integral to the solidification of the Company’s position as the premier Las Vegas resort and to the on-going expansion of the Company’s high margin mass-market business in Macau. During 2019, the Company began construction on three new fine dining outlets in Las Vegas and opened two new dining outlets at its properties in Macau, with two additional dining outlets under construction and slated to open in early 2020.

These awards were subject to (i) the limitations set forth in the Omnibus Plan, including the cash and stock grant limits and requirement of continued employment through the end of the calendar year performance period, and (ii) the Compensation Committee’s right, in its discretion, to reduce actual bonus amounts paid, taking into account other performance considerations, including corporate, property level and individual performance, as well as general macroeconomic conditions.

40	Building on a legacy of excellence

2019 Annual incentive payout:

For 2019, Actual Adjusted Property EBITDA for our Macau Operations and our Las Vegas Operations was $1.79 billion – above the Threshold level, but below the Target level. In addition, the Company maintained its Forbes Five-Star distinction in both Las Vegas and Macau, and the Company achieved all of Key Strategic Initiatives during the year. Based on the 2019 results, in January 2020, the Compensation Committee determined the actual award payouts as set forth below, with the award being split equally in cash and stock:

				ACTUAL AWARD

NAMED EXECUTIVE OFFICER	THRESHOLD(1)	TARGET(2)	MAXIMUM(3)	CASH	EQUITY(4)
Matt Maddox	200%	250%	300%	$2,000,000	$2,000,000
Craig S. Billings	160%	200%	240%	$960,000	$960,000
Ellen F. Whittemore	160%	200%	240%	$560,000	$560,000

(1) Amounts in the Threshold column reflect potential awards for achievement of 2019 Adjusted Property EBITDA for our Macau Operations and our Las Vegas Operations between $1.7 billion to $1.835 billion, and achievement of goals 2 and 3. No awards would have been payable under goal 1 if the 2019 Adjusted Property EBITDA were below $1.7 billion. Adjusted Property EBITDA is net income before interest, income taxes, depreciation and amortization for our Macau Operations and our Las Vegas Operations, pre-opening expenses, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course and water rights leases), stock-based compensation, loss on extinguishment of debt, change in derivatives value, change in Redemption Note fair value, and other non-operating income and expenses. See our Annual Report on Form 10-K for the year ended December 31, 2019 (Item 8, Note 19—“Segment Information” to our Consolidated Financial Statements) for the definition of “Adjusted Property EBITDA,” a reconciliation of Adjusted Property EBITDA to net income attributable to Wynn Resorts, and other information regarding this non-GAAP financial measure.

(2) Amounts in the Target column reflect potential awards for achievement of 2019 Adjusted Property EBITDA for our Macau Operations and our Las Vegas Operations between $1.835 billion to $2.075 billion and achievement of goals 2 and 3.

(3) Amounts in the Maximum column reflect potential awards for achievement of 2019 Adjusted Property EBITDA for our Macau Operations and our Las Vegas Operations of over $2.075 billion and achievement of goals 2 and 3.

(4) The amounts set forth in this column reflect the aggregate grant date fair value of stock awards granted. These stock awards are fully vested.

Long-Term Incentives:  In the past, the Company made periodic—not annual—equity grants to executives, including our NEOs. Those periodic grants were typically made with long-term vesting dates of up to ten years and such awards were not subject to performance conditions.

Beginning in 2018, the Compensation Committee moved from periodic grants to annual grants with three-year cliff vesting and implementing a policy of subjecting a portion (currently no less than 50%) of grants made to NEOs to performance conditions in order to ensure a superior focus on operational excellence as well as better align executives’ interests with those of long-term shareholders. The Compensation Committee maintained this approach in 2019.

In 2019, management proposed, and the Compensation Committee approved, the use of “fair share” metrics for performance conditions. The four fair share metrics selected by the Company are generally calculated as follows:

1.

In Las Vegas, the Company’s share of total revenue relative to selected peers divided by the Company’s share of hotel rooms among such peers and the Company’s share of Adjusted Property EBITDA relative to those selected peers divided by the Company’s share of hotel rooms among such peers; and

2.

In Macau, the Company’s share of gaming revenue relative to selected peers divided by the Company’s share of gaming tables among such peers and the Company’s share of Adjusted Property EBITDA relative to those selected peers divided by the Company’s share of gaming tables among such peers.

The decision to select these metrics was based on careful consideration of the following factors:

1.

The Company’s exposure to Macau provides sizeable opportunities over the mid and long-term, but can create meaningful volatility over short periods, significantly skewing short-term TSR and creating opportunities for management to benefit from outsized market growth, irrespective of their performance; and

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2020 PROXY STATEMENT

2.

The Company’s strategy is to attract and retain premium consumers in each market in which the Company operates. We believe the results of this strategy provide outsized operating results, relative to peers, and create meaningful shareholder returns over the long-term. Consistently achieving such premium fair share requires diligent and consistent investment in facilities and people across the business cycle.

2019 Equity Grants:  On January 11, 2019, as part of the Company’s transition to annual grants, Mr. Maddox received a grant of 52,842 shares of restricted stock. Except as otherwise described in the section titled “Potential Payments or Upon Termination or Change in Control”, Mr. Maddox’s award vests as follows: 50% of the shares is based on achievement of pre-established financial performance goals during the three-year period ended December 31, 2021, and if met, will vest on March 1, 2022, and vesting of the remaining 50% is conditioned on continued service through January 11, 2022.

On December 17, 2019, the Company announced that Mr. Maddox and the Company had agreed to extend his employment contract through December 16, 2022. In connection with this extension, Mr. Maddox amended and restated employment contract called for the grant of a target of 100,000 shares (45,000 threshold, 180,000 maximum), based entirely on the attainment of numerous performance conditions, including the extension of the Company’s Macau gaming concession, attaining certain Discretionary Free Cash Flow targets, attaining certain performance metrics at Encore Boston Harbor, attaining Great Places to Work certification at Wynn Las Vegas, and advancement of the Company’s business development efforts in Japan. Certain accelerated vesting provisions may apply if the reporting person’s employment with the Company is terminated prior to December 16, 2022. The terms of those grant were approved by the Compensation Committee and the award was made effective on February 26, 2020.

On January 14, 2020, Mr. Maddox received a grant of 39,994 shares of restricted stock. Except as otherwise described in the section titled “Potential Payments or Upon Termination or Change in Control”, Mr. Maddox’s award vests as follows: 50% of the shares is based on achievement of pre-established financial performance goals during the three-year period ended December 31, 2022, and if met, will vest on March 1, 2023, and vesting of the remaining 50% is conditioned on continued service through January 14, 2023.

On January 11, 2019, as part of the Company’s transition to annual grants, Mr. Billings received a grant of 14,092 shares of restricted stock. Except as otherwise described in the section titled “Potential Payments or Upon Termination or Change in Control”, Mr. Billings’ award vests as follows: 50% of the shares is based on achievement of pre-established financial performance goals during the three-year period ended December 31, 2021, and if met, will vest on March 1, 2022, and vesting of the remaining 50% is conditioned on continued service through January 11, 2022.

On January 14, 2020, Mr. Billings received a grant of 7,332 shares of restricted stock. Except as otherwise described in the section titled “Potential Payments or Upon Termination or Change in Control”, Mr. Billings’ award vests as follows: 100% or all of the shares is based on achievement of pre-established financial performance goals during the three-year period ended December 31, 2022, and if met, will vest on March 1, 2023, subject to continued employment. On February 26, 2020, Mr. Billings received a grant of 7,332 shares of restricted stock that vests solely upon the achievement of an extension of the Company’s Macau gaming concession.

On January 11, 2019, as part of the Company’s transition to annual grants, Ms. Whittemore received a grant of 6,606 shares of restricted stock. Except as otherwise described in the section titled “Potential Payments or Upon Termination or Change in Control”, Ms. Whittemore’s award vests as follows: 50% of the shares is based on achievement of pre-established financial performance goals during the three-year period ended December 31, 2021, and if met, will vest on March 1, 2022, and vesting of the remaining 50% is conditioned on continued service through January 11, 2022.

On January 14, 2020, Ms. Whittemore received a grant of 7,166 shares of restricted stock. Except as otherwise described in the section titled “Potential Payments or Upon Termination or Change in Control”, Ms. Whittemore’s award vests as follows: 50% of the shares is based on achievement of pre-established financial performance goals during the three-year period ended December 31, 2022, and if met, will vest on March 1, 2023, and vesting of the remaining 50% is conditioned on continued service through January 14, 2023.

42	Building on a legacy of excellence

Executive Benefits: We provide our NEOs with benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program. Our primary executive benefits are certain health insurance coverage, life insurance premiums, discounts and complimentary privileges with respect to the Company’s resorts, which are described in the footnotes to the “Summary Compensation Table.” For 2019, we paid nonresident state income taxes imposed on our executives who were required by us to travel on Company business and perform services in states other than their states of employment. This primarily arose as a result of travel to and work in Massachusetts in connection with our Encore Boston Harbor resort. Our reimbursement covers the incremental cost of the nonresident taxes and puts the executives in the same economic position as though they had worked in their normal places of business. The Company does not gross-up or pay any state income taxes that the employees incur on account of work in their normal work locations.

Peer Group Benchmarking: The Compensation Committee believes that it is appropriate to offer competitive total compensation packages to senior executive officers in order to attract and retain top executive talent. The compensation peer group allows the Compensation Committee to monitor the compensation practices of our primary competitors for executive talent. The Compensation Committee targets the 50th percentile for the Company’s senior executive officers’ total compensation to ensure that executives are appropriately compensated as we operate in a highly competitive industry.

In 2019, as part of our regular review of our compensation programs, the Compensation Committee considered peer group data from gaming and other related industries that the Compensation Committee believes reflect the competitive market for executive talent similar to that required by the Company. Our peer group was last updated in 2019.

WYNN RESORTS 2019 EXECUTIVE COMPENSATION PEER GROUP

GAMING & RESORTS	TRAVEL, HOSPITALITY & RESORTS	LIFESTYLE PRODUCTS
Caesars Entertainment Corporation	Hilton Worldwide Holdings Inc.	Michael Kors Holdings Limited
Las Vegas Sands Corp.	Hyatt Hotels Corporation	PVH Corp.
MGM Resorts International	Marriott International, Inc.	Ralph Lauren Corporation
Penn National Gaming, Inc.	Norwegian Cruise Line Holdings Ltd	Tapestry, Inc.
	Royal Caribbean Cruises Ltd	The Estée Lauder Companies Inc.
	Wyndham Hotels & Resorts, Inc.	Tiffany & Co.
V.F. Corporation

The 17 companies in the peer group generally had revenue, market capitalization and total enterprise value (as of December 31, 2019) in a relevant range around those of the Company as set forth below.

	WYNN RESORTS	PEER GROUP
Revenue	$6.6 billion	Range:	$2.1 billion–$20.9 billion
		Median:	$9.0 billion
Market Capitalization	$14.9 billion	Range:	$3.0 billion–$74.3 billion
		Median:	$14.2 billion
Enterprise Value	$22.7 billion	Range:	$8.0 billion–$78.6 billion
		Median:	$22.9 billion

Data source: Bloomberg.

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2020 PROXY STATEMENT

NON-DISCLOSURE OF CERTAIN METRICS AND TARGETS

The Company believes in transparency and strives to disclose as much information to shareholders as possible except in situations where we believe that providing full, or even limited, disclosure would be detrimental to the interests of shareholders. We believe certain disclosure could provide our competitors with insight regarding confidential business strategies without meaningfully adding to shareholders’ understanding of the metric.

WHY YOU SHOULD VOTE FOR THE 2020 SAY-ON-PAY

-	The Board’s continued rigorous adherence in 2019 to the meaningful changes implemented over the last several years as a result of feedback received from shareholders
-	CEO pay level consistent with peers and strong pay-for-performance linkage
-	83% of CEO compensation is at-risk; nearly two-thirds of incentives are long-term
-	Annual incentive, based on pre-set goals, paid out 50% in equity
-	No less than half of long-term equity is granted as performance-based restricted stock awards, with vesting contingent on three-year performance period

As disclosed in the sections above, the executive compensation program is predicated on sound principles that clearly link compensation with performance. A significant percentage of CEO compensation is at-risk, with nearly two-thirds of pay being long term. This coupled with robust stock ownership guidelines ensure that the interests of executives and long-term shareholders are aligned.

We continue to make efforts to design and implement a world-class compensation structure that rewards executives for actions that create sustainable returns and shareholder value. Our annual incentives are focused on operational excellence and initiatives that align with our long-term strategy; paying 50% of annual incentives earned in equity sharpen the alignment of interests of executives with long-term shareholders. Our long-term incentives—50% of which are granted as performance-based stock—reward executives in tandem with the creation of long-term value. The annual grants coupled with robust stock ownership guidelines ensure that executives are invested in ensuring the long-term viability of shareholder value.

OTHER ASPECTS OF OUR EXECUTIVE COMPENSATION

Role of the Compensation Consultant: The Compensation Committee has the authority to retain compensation consulting firms exclusively to assist it in the evaluation of senior executive officer and employee compensation and benefit programs. In 2019, the Compensation Committee retained Radford a nationally recognized independent compensation consulting firm, to assist in performing its duties. Radford does not provide services to the Company other than the advice on director and executive compensation that it may provide the Compensation Committee when requested. In 2019, Radford provided the Compensation Committee with a peer group review and competitive compensation analysis, in connection with the Compensation Committee’s review of compensation levels of our NEOs. The Compensation Committee retains sole responsibility for engaging its advisors.

44	Building on a legacy of excellence

Independence of the Compensation Consultant: The Compensation Committee has determined that Radford is independent and the services provided by Radford currently do not and during 2019 did not raise any conflict of interests. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act and applicable listing standards.

Employment Agreements: We have a longstanding practice of entering into multi-year employment agreements with our senior executive officers and senior management. We believe that employment agreements provide greater assurance of continuity and retention of critical creative and operating talent in a highly competitive industry. Employment agreements for our NEOs are approved by the Compensation Committee in consultation with the Compensation Committee’s independent compensation advisors, as needed. The employment agreements for the NEOs currently employed by the Company specify their base salary and provide that if the executive’s employment (i) terminates without cause at the Company’s election, (ii) is terminated by the executive following the Company’s material breach of the agreement or (iii) is terminated by the executive for good reason after a change in control, the executive will receive a separation payment as described in more detail under the heading “Potential Payments Upon Termination or Change in Control.” The employment agreements and the terms of equity awards also provide that vesting of some or all of an executive’s equity awards will accelerate upon certain events. Current employment agreements do not provide for any excise tax gross ups. We believe that providing for these benefits in these situations enhances the value of the business by preserving the continuity of management during potential change in control situations and by focusing our senior executives on our long-term priorities. Additional information regarding payments under these provisions is provided under the heading “Potential Payments Upon Termination or Change in Control.”

POTENTIAL IMPACT OF COVID-19 ON EXECUTIVE COMPENSATION

As in the past, we expect the 2020 compensation mix for our NEOs to consist substantially of at-risk, operations-based incentive awards. Prior to the impact of the COVID-19 outbreak, 2020 performance criteria were expected to be based on annual goals set by the Compensation Committee at the beginning of the year. The Compensation Committee will determine actual 2020 performance criteria in light of the business environment at the time performance criteria are established later this year.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Betsy S. Atkins, Chair

Richard J. Byrne

Margaret J. Myers

45

2020 PROXY STATEMENT Proven and proprietary service delivery systems 46 Building on a legacy of excellence

IAN COUGHLAN President and Executive Director, Wynn Macau, Limited BRIAN GULLBRANTS President, Encore Boston Harbor Our training and operational systems support the Wynn guest experience that guests travel thousands of miles to enjoy, but what ensures our results is the powerful company culture of excellence that resides in each and every Wynn Resort. It is a culture that celebrates the fact that there can only be one “best.” This has resulted in a remarkable track record: The Highest Ranked Hotel Company in the World by Forbes Travel Guide, one of the World’s Most Admired Companies according to Fortune Magazine, and the only Las Vegas resort designated a “Best Place To Work.” 47

Summary compensation tables Building 38 on a legacy of excellence 2020 PROXY STATEMENT Summary compensation tables 48 Building on a legacy of excellence

Summary compensation table

The table below summarizes the total compensation awarded to, earned by, or paid to, each of our NEOs for the fiscal years ended December 31, 2019, 2018 and 2017.

NAME AND PRINCIPAL POSITION YEAR SALARY ($) STOCK AWARDS ($) (1)(2) OPTION AWARDS ($) NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3) ALL OTHER COMPENSATION ($)(4) TOTAL ($) MATTMADDOX 2019 $2,000,000 $ 8,000,209 $-$2,000,000 $1,851,089 $13,851,298 Director and Chief Executive Officer 2018 $1,901,923 $12,032,500 $- $ 2,500,000 $ 694,760 $17,129,183 2017 $1,500,000$21,030,000$-$ 1,800,000 $ 486,633 $24,816,633 CRAIGS.BILLINGS 2019 $1,053,750 $ 2,560,147 $- $960,000 $217,382 $4,791,279 President, Chief Financial Officerand Treasurer 2018 $849,519 $5,641,250 $- $875,000 $132,276 $7,498,045 2017 $624,423 $3,981,300 $- $900,000 $126,570 $5,632,293 ELLENF.WHITTEMORE 2019 $655,000 $1,310,111 $- $560,000 $67,184 $2,592,295 Executive Vice President, General Counsel and Secretary 2018 $253,846 $1,421,550 $- $300,000 $14,150 $1,989,546

(1) Stock awards granted as a component of the 2019, 2018 and 2017 annual incentive awards are reported in this column as 2019, 2018 and 2017 compensation, respectively, to reflect the applicable service period for such awards; however, stock grants for 2019 and 2018 were approved by the Compensation Committee in January of the following calendar year. Stock grants for 2017 were approved by the Compensation Committee in December of 2017. See annual incentive award payouts as described in “Compensation Discussion and Analysis-How We Designed Incentives in 2019-2019 Compensation Design & Decisions” for a description of the 2019 annual incentive awards. The amounts reported in 2019 reflect a portion from restricted stock grants which are not related to the annual incentive awards and were reported in the year of grant. 50% of the 2019 grants vest based on specified performance criteria, as described in the section below entitled “2019 Grants of Plan-Based Awards Table.” The amounts for these performance-based awards reported in this column reflect the entire aggregate grant date fair value.

(2) The amounts set forth in this column reflect the aggregate grant date fair value of stock awards computed in accordance with accounting standards for stock-based compensation. See our Annual Report on Form 10-K for the year ended December 31, 2019, Item 8, Note 12 -“Stock-Based Compensation” to our Consolidated Financial Statements for assumptions used in computing fair value.

(3) As described above under “Compensation Discussion and Analysis-How We Designed Incentives for 2019-2019 Compensation Design & Decisions,” in January 2020, the Compensation Committee exercised its discretion to pay 50% of the actual earned annual incentive for all NEO’s in stock.

(4) The following amounts for 2019 are included in “All Other Compensation” for Mr. Maddox:

(i) accrued cash dividends on unvested restricted stock of $985,658;

(ii) insurance premiums and benefits including executive life and medical insurance of $10,365;

(iii) reimbursement of taxes related to work performed in Massachusetts of $21,959;

(iv) matching contributions made under the Company’s §401(k) Plan, which is generally available to our eligible employees, of $8,400; and

(v) payment by the Company pursuant to a standard indemnification agreement associated with a regulatory fine which amount was treated as imputed compensation to Mr. Maddox of $824,402.

The following amounts for 2019 are included in “All Other Compensation” for Mr. Billings:

(i) accrued cash dividends on unvested restricted stock of $203,595;

(ii) insurance premiums and benefits including executive life and medical insurance of $1,802;

(iii) reimbursement of taxes related to work performed in Massachusetts of $3,585; and

(iv) matching contributions made under the Company’s §401(k) Plan, which is generally available to our eligible employees, of $8,400.

The following amounts for 2019 are included in “All Other Compensation” for Ms. Whittemore:

(i) accrued cash dividends on unvested restricted stock of $49,523;

(ii) insurance premiums and benefits including executive life and medical insurance of $4,785;

(iii) reimbursement of taxes related to work performed in Massachusetts of $4,438; and

(iv) matching contributions made under the Company’s §401(k) Plan, which is generally available to our eligible employees, of $8,400.

DISCUSSION OF SUMMARY COMPENSATION TABLE

In 2019, each of the NEOs received a base salary in accordance with the terms of his or her employment agreement, as approved by the Compensation Committee. Key terms of the agreements, as in effect on December 31, 2019, were as follows:

NAME EXECUTIVE OFFICER CONTRACT EXPIRATION BASE SALARY Matt Maddox December 16, 2022 $2,000,000 Craig S. Billings March 1, 2022 $1,200,000 Ellen F. Whittemore July 16, 2022 $700,000

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2020 PROXY STATEMENT

Each of the employment agreements provide that the executive will participate in Company profit sharing and retirement plans if offered, disability or life insurance plans, medical and/or hospitalization plans, vacation and expense reimbursement programs. In addition, the agreements provide for severance payments and benefits upon certain terminations of employment, including termination following a change in control, as discussed in the section below entitled “Potential Payments Upon Termination or Change in Control.”

2019 GRANTS OF PLAN-BASED AWARDS TABLE

The Omnibus Plan rewards management for creation of superior return to shareholders, measured by the operating performance of our resorts. The amounts shown in the table below reflect potential payments. Actual payouts are reflected in the “Stock Awards” and “Non-Equity Incentive Plan” columns of the Summary Compensation table.

ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS($)(1)NAMED EXECUTIVE OFFICERGRANT DATETHRESHOLD ($ )(3)TARGET ($ )(4)MAXIMUM ($ )(5)ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(#)GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($ )(2)N/A$4,000,000$5,000,000$6,000,000Matt Maddox1/11/201952,842(6)$ 6,000,209N/A$1,920,000$2,400,000$2,880,000Craig S . B illings1/11/201914,092(6)$ 1,600,147N/A$1,120,000$1,400,000$1,680,000Ellen F . W hittemore1/11/20196,606(6)$ 750,111ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS($)(1) NAMED EXECUTIVE OFFICER GRANT DATE THRESHOLD ($)(3) TARGET ($)(4) MAXIMUM ($)(5) ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(#) GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2) N/A$4,000,000 $5,000,000 $6,000,000 Matt Maddox 1/11/2019 52,842(6) $6,000,209 N/A $1,920,000 $2,400,000 $2,880,000 Craig S. Billings 1/11/2019 14,092(6) $ 1,600,147 N/A $1,120,000 $1,400,000 $1,680,000 Ellen F. Whittemore 1/11/2019 6,606(6) $750,111

(1) The potential 2019 performance-based annual incentive awards that could have been earned for 2019 are subject to (a) the limitations set forth in the Omnibus Plan, including the cash and stock grant limits and continued employment through the end of the performance period, (b) the Compensation Committee’s ability to reduce awards in its discretion and (c) the Compensation Committee’s discretion to pay a portion of the awards in shares of Common Stock. Actual awards were based upon achievement of the 2019 performance criteria: (i) achievement of a 2019 Adjusted Property EBITDA goal; (ii) retention of specified third party recognition of quality and performance, and (iii) achievement of key strategic initiatives. Actual payouts are described in “Compensation Discussion and Analysis-How We Designed Incentives in 2019-2019 Compensation Design & Decisions.”

(2) The amounts set forth in this column reflect the aggregate grant date fair value of stock awards computed in accordance with accounting standards for stock-based compensation. See our Annual Report on Form 10-K for the year ended December 31, 2019, Item 8, Note 12 -“Stock-Based Compensation” to our Consolidated Financial Statements for assumptions used in computing fair value.

(3) Amounts in the Threshold column reflect potential awards for achievement of 2019 Adjusted Property EBITDA between $1.7 billion to $1.835 billion and achievement of goals (2) and (3) described in footnote 1 above. No awards would have been payable under goal (1) if the 2019 Adjusted Property EBITDA were below $1.7 billion.

(4) Amounts in the Target column reflect potential awards for achievement of 2019 Adjusted Property EBITDA between $1.835 billion to $2.075 billion and achievement of goals (2) and (3) described in footnote 1 above.

(5) Amounts in the Maximum column reflect potential awards for achievement of 2019 Adjusted Property EBITDA of over $2.075 and achievement of goals (2) and (3) described in footnote 1 above.

(6) Mr. Maddox, Mr. Billings, and Ms. Whittemore were granted 52,842, 14,092, and 6,606 shares of restricted stock respectively. The restricted stock awards provided that 50% of the shares would vest on January 11, 2022 subject to continued employment and 50% of the shares would vest on March 1, 2022 which are subject to the achievement of pre-established property-level revenue and Adjusted Property EBITDA performance goals, provided that if the executive’s employment terminates before such date, certain accelerated vesting provisions may apply as described below under “Potential Payments upon Termination or Change in Control.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDSSTOCK AWARDSNAMENUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(#) EXERCISABLENUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(#) UNEXERCISABLEOPTION EXERCISE PRICE ($)OPTION EXPIRATION DATENUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($ )(5)Matt Maddox----252,842(2)$ 35,112,169Craig S . B illings----52,092(3)$ 7,234,016Ellen F . W hittemore----12,981(4)$ 1,802,671OPTION AWARDS STOCK AWARDS NAME NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(#) EXERCISABLE NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(#) UNEXERCISABLE OPTION EXERCISE PRICE ($) OPTION EXPIRATION DATE NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1) MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(5) Matt Maddox - - - - 252,842(2) $35,112,169 Craig S. Billings - - - - 52,092(3) $7,234,016 Ellen F. Whittemore - - - - 12,981(4) $1,802,671

(1) All vesting is conditioned upon such NEOs being an employee of the Company on the vesting date, except as discussed below under “Potential Payments Upon Termination or Change in Control.”

(2) 50,000 shares will vest on March 1, 2020 and 2021 and 26,421 shares will vest on March 1, 2022, subject to continued employment and the achievement of pre-established property-level revenue and Adjusted Property EBITDA performance goals. 40,000 shares will vest on November 4, 2020 and 2021, 10,000 shares will vest on March 1, 2022 and 2023, and 26,421 shares will vest on January 11, 2022, all of which are subject to continued employment.

50	Building on a legacy of excellence

(3) 5,000 shares will vest on March 1, 2020 and 2021 and 7,046 shares will vest on March 1, 2022, subject to continued employment and the achievement of pre-established property-level revenue and Adjusted Property EBITDA performance goals. 6,000 shares will vest on March 1, 2020 and 2021; 7,046 shares will vest on January 11, 2022; 11,000 shares will vest on March 1, 2022; and 5,000 shares will vest on March 1, 2023, all of which are subject to continued employment.

(4) 1,125 shares will vest on March 1, 2020, 2021 and 2022 and 3,303 shares will vest on March 1, 2022, subject to continued employment and the achievement of pre-established property-level revenue and Adjusted Property EBTIDA performance goals. 1,000 shares will vest on July 15, 2020, 2021 and 2022 and 3,303 shares will vest on January 11, 2022, all of which are subject to continued employment.

(5) Amounts in this column are based upon the closing price of the Company’s stock at December  31, 2019, which was $138.87.

OPTION EXERCISES AND STOCK VESTED IN 2019

OPTION AWARDS STOCK WARDS NAME NUMBER OF SHARES ACQUIRED ON EXERCISE (#) VALUE REALIZED ON EXERCISE NUMBER OF SHARES ACQUIRED ON VESTING (#) (1) VALUE REALIZED ON VESTING Matt Maddox 60,000 $5,140,823 50,000 $6,256,000 Craig S. Billings - $- 11,000 $1,376,320 Ellen F. Whittemore - $- 1,125 $140,760

(1) For Mr. Maddox, Mr. Billings, and Ms. Whittemore, 50,000, 5,000, and 1,125 shares that were acquired on vesting, respectively, were as a result of achievement of certain pre-established property-level revenue and Adjusted Property EBITDA performance goals for 2018.

The amounts reported in the table above are based on the closing price of the Company’s Common Stock on the date the stock award vested. Upon vesting of the stock award, the executive also was paid an amount equal to the dividends that had accrued on the shares prior to their vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Made Upon Termination Due to Death, Complete Disability or License Revocation. The Company’s employment agreements with its current NEOs provide that such agreements terminate automatically upon death or complete disability of the employee, as well as upon failure of the employee to obtain or maintain any required gaming licenses. Upon such termination, such NEO is entitled to a lump sum payment of accrued and unpaid base salary and vacation pay through the termination date. Pursuant to the terms of the applicable stock option agreements and restricted stock grant agreements, all of the unvested options and restricted stock held by such NEOs would vest upon termination as a result of such NEO’s death or complete disability.

Payments Made Upon Termination Without Cause at Employer’s Election or at Employee’s Election Upon Material Breach During the Term. The Company’s employment agreements with its current NEOs provide that such agreements are terminable by the Company without cause upon notice to the employee, so long as a “separation payment” is paid as provided in such contracts, or by the employee upon written notice to the Company of the Company’s uncured material breach of the agreement. Cause is generally defined to include (i) inability or failure to secure and/or maintain any licenses or permits required by government agencies with jurisdiction over the business of the Company or its affiliates; (ii) willful destruction of property of the Company or an affiliate having a material value to the Company or such affiliate; (iii) fraud, embezzlement, theft, or comparable dishonest activity (excluding acts involving a de minimis dollar value and not related in any manner to the Company, its affiliates or their business); (iv) conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony; (v) material breach of employment agreement; (vi) neglect, refusal, or knowing failure to materially discharge duties (other than due to physical or mental illness) commensurate with title and function, or failure to comply with the lawful directions of the Company or its board; (vii) knowing material misrepresentation to the Company or its Board of Directors; (viii) failure to follow a material policy or procedure of the Company or an affiliate; or (ix) material breach of a statutory or common law duty of loyalty or fiduciary duty to the Company or an affiliate. Material breach is defined as (i) the Company’s failure to pay the employee’s base salary when due, (ii) the Company’s material reduction in the scope in the employee’s duties and responsibilities such that the employee’s remaining duties and responsibilities are materially inconsistent with duties and responsibilities generally associated with the employee’s position with the Company, or (iii) a material reduction in the employee’s base salary.

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2020 PROXY STATEMENT

The “separation payment” for all current NEOs equals the sum of (a) base salary for the remainder of the term of the employment agreement, but not less than 12 months (except for Mr. Maddox which is not less than 18 months); (b) bonus projected for all bonus periods through the end of the term of the employment agreement (based upon the last bonus paid pursuant to the employment agreement), but not less than the preceding bonus that was paid; and (c) any accrued but unpaid vacation pay.

If Mr. Maddox, Mr. Billings or Ms. Whittemore is terminated without cause or resigns following the Company’s material breach of his or her employment agreement, then as a condition to receiving such separation payment, he/she must execute a written release-severance agreement that (1) releases the Company, its affiliates, and their officers, directors, agents and employees, from any claims or causes of action, and (2) provides that the terminated employee may not disclose either the terms of the release-severance agreement or the compensation paid. In addition, the NEOs are entitled to health benefits coverage under the same plan or arrangement as such NEO was covered immediately prior to termination. Health benefits are to be provided until the earlier of the remainder of the original term, or until the employee is covered by a plan of another employer. Pursuant to the terms of the applicable restricted stock grant agreements, all of the unvested restricted stock held by such NEOs would vest pro rata for the number of months served since the grant date upon termination by the Company without “cause” or by the employee upon the Company’s material breach.

Payments Made Upon Termination by Employee for Good Reason after Change in Control. The Company’s employment agreements with its current NEOs provide that such agreements are terminable by the employee for good reason after a change of control. A change of control is defined as (a) any person or group becomes the beneficial owner of more than 50% of the Company’s outstanding securities, (b) the existing directors of the Company (including those elected in the normal course and not including those elected as a result of an actual or threatened election contest) cease to constitute a majority of the Board of the Company, or (c) the consummation of a merger, consolidation or reorganization to which the Company is a party or the sale or disposition of substantially all of the assets of the Company. Good reason is defined as: (i) reduction of employee’s base salary; (ii) discontinuation of employer’s bonus plan without immediately replacing such bonus plan with a plan that is the substantial economic equivalent of such bonus plan, or amending such bonus plan so as to materially reduce employee’s potential bonus at any given level of economic performance of employer or its successor entity; (iii) material reduction in the aggregate benefits and perquisites to employee; (iv) requirement that such employee change the location of his or her job or office by a distance of more than 25 miles; (v) reduction of responsibilities or required reporting to a person of lower rank or responsibilities; or (vi) a successor’s failure to expressly assume in writing the employment agreement.

Upon termination by the employee pursuant to this provision, the employee is entitled to the “separation payment” described under “Payments Made Upon Termination Without Cause at Employer’s Election During the Term” above. Pursuant to the terms of the applicable stock option agreements, some or all of the unvested options held by the applicable current NEOs would immediately vest upon termination by the Company without cause or upon termination by the employee for good reason after a change of control. Pursuant to the terms of the applicable restricted stock grant agreements, all of the unvested restricted stock held by such NEOs would vest upon termination for “good reason” following a “change of control”.

Payments Made Upon Termination. The tables below reflect the amount of compensation that would become payable to each of our current NEOs under existing agreements and arrangements if the NEO’s employment had terminated on December 31, 2019, given the NEO’s compensation as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits generally available to all salaried employees, such as distributions under the Company’s 401(k) plan. In addition, in connection with any actual termination of employment, the Compensation Committee may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Compensation Committee determines appropriate. The actual amounts that would be paid upon an NEO’s termination of employment can only be determined at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

52	Building on a legacy of excellence

MATT MADDOX

	TERMINATION UPON DEATH OR COMPLETE DISABILITY	TERMINATION WITHOUT CAUSE OR UPON MATERIAL BREACH	TERMINATION BY EMPLOYEE FOR GOOD REASON AFTER CHANGE IN CONTROL
Base Salary	Amounts earned and unpaid through the date of termination	$5,833,333	$5,833,333
Bonus	$-	$12,000,000	$12,000,000
Restricted Stock(1)(2)	$36,830,326	$18,537,238	$36,830,326
Company Paid Life Insurance	$2,000,000	$-	$-
Benefits(3)	$-	$47,488	$47,488

(1) Upon death, complete disability or change in control, 252,842 shares of restricted stock would vest in full immediately. Using the closing stock price on December 31, 2019, the value of such 252,842 shares would have been $35,112,168 plus accrued dividends of $1,718,158.

(2) Upon termination without cause or upon the Company’s material breach, 126,864 shares of restricted stock would vest on a prorated basis based on the number of months since the grant date. Using the closing stock price on December 31, 2019, the value of such 126,864 shares would have been $17,617,604, plus accrued dividends of $919,634.

(3) Continued health benefits for remainder of the term or until covered by another plan.

CRAIG S. BILLINGS

	TERMINATION UPON DEATH OR COMPLETE DISABILITY	TERMINATION WITHOUT CAUSE OR UPON MATERIAL BREACH	TERMINATION BY EMPLOYEE FOR GOOD REASON AFTER CHANGE IN CONTROL
Base Salary	Amounts earned and unpaid through the date of termination	$2,600,000	$2,600,000
Bonus	$-	$5,760,000	$5,760,000
Restricted Stock(1)(2)	$7,550,861	$3,102,947	$7,550,861
Company Paid Life Insurance	$1,200,000	$-	$-
Benefits(3)	$-	$34,878	$34,878

(1) Upon death, complete disability or change in control, 52,092 shares of restricted stock would vest in full immediately. Using the closing stock price on December 31, 2019, the value of such 52,092 shares would have been $7,234,016 plus accrued dividends of $316,845.

(2) Upon termination without cause or upon the Company’s material breach, 21,344 shares of restricted stock would vest on a prorated basis based on the number of months since the grant date. Using the closing stock price on December 31, 2019, the value of such 21,344 shares would have been $2,964,041, plus accrued dividends of $138,906.

(3) Continued health benefits for remainder of the term or until covered by another plan.

ELLEN F. WHITTEMORE

	TERMINATION UPON DEATH OR COMPLETE DISABILITY	TERMINATION WITHOUT CAUSE OR UPON MATERIAL BREACH	TERMINATION BY EMPLOYEE FOR GOOD REASON AFTER CHANGE IN CONTROL
Base Salary	Amounts earned and unpaid through the date of termination	$1,750,000	$1,750,000
Bonus	$-	$3,360,000	$3,360,000
Restricted Stock(1)(2)	$1,860,913	$596,553	$1,860,913
Company Paid Life Insurance	$700,000	$-	$-
Benefits(3)	$-	$40,447	$40,447

(1) Upon death, complete disability or change in control, 12,981 shares of restricted stock would vest in full immediately. Using the closing stock price on December 31, 2019, the value of such 12,981 shares would have been $1,802,671 plus accrued dividends of $58,242.

(2) Upon termination without cause or upon the Company’s material breach, 4,160 shares of restricted stock would vest on a prorated basis based on the number of months since the grant date. Using the closing stock price on December 31, 2019, the value of such 4,160 shares would have been $577,699, plus accrued dividends of $18,854.

(3) Continued health benefits for remainder of the term or until covered by another plan.

53

2020 PROXY STATEMENT

Certain relationships and transactions

Pursuant to written Company policy, the Audit Committee reviews for approval or ratification all transactions with any related person, which SEC rules define to include directors, director nominees, executive officers, beneficial owners of in excess of 5% of the outstanding shares of the Company’s Common Stock, and their respective immediate family members. The policy classifies as pre-approved: (a) employment of executive officers and director compensation if the compensation is required to be reported under Item 402 of Regulation S-K; (b) transactions with another company or charitable contributions if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s or donee’s shares if the aggregate amount does not exceed the greater of $200,000 or 5% of that company’s or donee’s total annual revenues; (c) transactions where the related person’s interest arises solely from the ownership of the Company’s stock and all shareholders benefit on a pro rata basis; (d) transactions involving competitive bids; (e) regulated transactions involving services as a common carrier or public utility at rates fixed in conformity with law or governmental authority; and (f) transactions with related parties involving a bank as depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services. The Audit Committee receives notice of the occurrence of all pre-approved transactions. All other transactions with related persons are subject to approval or ratification by the Audit Committee. In determining whether to approve or ratify a transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The following are the material transactions or agreements that occurred or were in effect at any time after January 1, 2019, between the Company and related persons. The Audit Committee has approved or ratified all of these transactions that occurred after the date of the adoption of the policy.

Cooperation Agreement. On August 3, 2018, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Elaine P. Wynn (“Ms. Wynn”) regarding the composition of the Company’s Board and certain other matters, including, among other things, the appointment of Mr. Satre to the Board, standstill restrictions, releases, non-disparagement, reimbursement of expenses, and the grant of certain complimentary privileges. The term of the Cooperation Agreement expires on the later of (i) the date that Phil Satre no longer serves as Chair of the Board and (ii) the day after the conclusion of the 2020 Annual Meeting of the Company’s shareholders, unless earlier terminated pursuant to the circumstances described in the Cooperation Agreement.

Reimbursable Costs. The Company periodically provides services to certain executive officers, directors, or former directors of the Company, including the personal use of employees, construction work and other personal services, for which the officers, directors, or former directors reimburse the Company. The Company requires prepayment for any such services, which amounts are replenished on an ongoing basis as needed. As of December 31, 2019, these net deposit balances with the Company were immaterial, as were the services provided.

Other. In addition to the above, the Company (or its subsidiaries) employs Mary Ann Pascal, the sister-in-law of Ms. Wynn (who is a beneficial owner of in excess of 5% of the outstanding shares of the Company’s Common Stock), as Vice President—Player Development at Wynn Las Vegas. The Audit Committee of the Company approved the employment arrangement and determined that compensation was at (or below) levels paid to non-family members. Total compensation paid to Ms. Pascal for 2019 included the following amounts calculated in the same manner as the Summary Compensation Table values presented for NEOs: salary of $265,673, stock awards of $59,492, bonus of $101,250, and other compensation of $7,987. Ms. Pascal’s annual base salary for 2019 was $250,000 through May 7, 2019 and $275,000 after May 7, 2019.

54	Building on a legacy of excellence

Pay ratio disclosure

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. For these purposes, we determined the median compensated employee using taxable income for 2019, which we annualized for any employee who did not work for the entire year unless designated as a temporary employee. We determined that, as of December 31, 2019, our employee population consisted of approximately 30,000 employees, with approximately 46% working in Macau as an employee of Wynn Macau, Limited or one of its subsidiaries. In identifying the median employee, we made a cost-of-living adjustment using the International Monetary Fund’s implied purchasing power conversion rate of 5.74 with respect to employees located in Macau. Using this methodology, we determined that the median employee in 2019 was a full-time, salaried employee located in Macau. We recomputed our median employee for 2019 as our employee base increased by approximately 19% since we selected the median employee in 2017 due to the opening of Encore Boston Harbor in 2019.

The 2019 annual total compensation of our median compensated employee, other than our CEO, was $45,706; the 2019 annual total compensation of our CEO, Mr. Maddox, was $13,851,298; and the ratio of these amounts was 1-to-303.

To identify the median employee without a cost-of-living adjustment, we converted the compensation paid in Macau currency to U.S. dollars by applying a Macau patacas to U.S. dollars exchange rate using the noon buying rate of exchange of Macau patacas to U.S. dollars of 8.0208 on December 31, 2019. For 2019, we identified a new median employee for the reasons described above. The 2019 annual total compensation of our median compensated employee, other than our CEO serving as of December 31, 2019, without the cost-of-living adjustment was $40,012; and the ratio of this amount to Mr. Maddox’s 2019 annual total compensation was 1-to-346.

We believe the employee population for gaming and hospitality industries includes a large percentage of “steady extra workers.” These are permanent workers who are paid hourly and obtain hours based on business volumes (e.g., coverage during peak times such as when large conventions are in town) and personal needs of the employee. As of December 31, 2019, approximately 14% of our employee population of approximately 30,000 consisted of steady extra workers, most of whom are eligible for medical and other benefits. Based on SEC’s rules, these permanent workers are included in the employee population used in calculating the median employee compensation and may impact comparability of our median employee compensation amount with that in other industries.

Our talented and dedicated employees play an integral role in our overall success and we place great emphasis on creating an environment for our employees to excel and advance. We are committed to the development, health and well-being of our workforce through various programs, benefits and amenities. Please refer to “Our People and Our Stewardship” for additional information.

55

2020 PROXY STATEMENT

Security ownership

CERTAIN BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth, as of April 27, 2020, (unless otherwise indicated), certain information regarding the shares of the Company’s Common Stock beneficially owned by: (i) each director; (ii) each shareholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of the Company’s Common Stock; (iii) each of the Company’s NEOs; and (iv) all executive officers and directors as a group. Each shareholder’s percentage is based on 107,868,264 shares of Common Stock outstanding as of April 27, 2020, and treating as outstanding all options held by that shareholder and exercisable within 60 days of April 27, 2020.

BENEFICIAL OWNERSHIP OF SHARES(1)

NAME AND ADDRESS OF BENEFICIAL OWNER(2)	NUMBER	PERCENTAGE
5% Shareholders:

T-Rowe Price Associates Inc.(3) 100 East Pratt St. Baltimore, MD 21202	13,021,339	12.07%

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	10,054,316	9.32%

Elaine P. Wynn(5) c/o Elaine P. Wynn and Family Foundation 3800 Howard Hughes Parkway Suite 960 Las Vegas, Nevada 89169	9,539,077	8.84%

Capital World Investors(6) 333 South Hope St Los Angeles, CA 90071	6,187,167	5.74%

Blackrock Inc.(7) 55 East 52nd St. New York, NY 10055	6,134,756	5.69%

Named Executive Officers and Directors:

Philip G. Satre(8)	16,243	*

Betsy S. Atkins(9)	6,007	*

Richard J. Byrne(10)	4,698	*

Margaret J. Myers(11)	6,007	*

Winifred M. Webb(12)	6,007	*

Jay L. Johnson(13)	16,159	*

Patricia Mulroy(14)	14,555	*

Clark T. Randt, Jr.(15)	15,133	*

Matt Maddox(16)	601,429	*

Craig S. Billings(17)	90,287	*

Ellen F. Whittemore(18)	28,349	*

All current directors and executive officers as a group (11 persons)(19)	804,874	*

* Less than one percent

56	Building on a legacy of excellence

(1) This table is based upon information supplied by officers, directors, and nominees for director, and contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Executives and directors have voting power over shares of restricted stock, but cannot transfer such shares unless and until they vest.

(2) Unless otherwise indicated, the address of each of the named parties in this table is: c/o Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(3) T. Rowe Price Associates, Inc. (“Price Associates”) has beneficial ownership of these shares as of December 31, 2019. Price Associates has sole dispositive power as to 13,021,339 shares, and sole voting power as to 5,386,212 shares. The information provided is based upon a Schedule 13G/A filed on January 10, 2020 by Price Associates. The number of common shares beneficially owned by Price Associates may have changed since the filing of the Schedule 13G/A.

(4) The Vanguard Group (“Vanguard”) has beneficial ownership of these shares as of December 31, 2019. Vanguard has sole dispositive power as to 9,890,187 shares, sole voting power as to 148,073 shares, shared voting power as to 27,809 shares and shared dispositive power as to 164,129 shares. The information provided is based upon a Schedule 13G/A filed on February 12, 2020 by Vanguard. The number of common shares beneficially owned by the Vanguard Group may have changed since the filing of the Schedule 13G/A.

(5) The information provided is based upon a Schedule 13D/A, dated August 6, 2018, filed by Elaine P. Wynn.

(6) Capital World Investors, a division of Capital Research and Management Company, has beneficial ownership of these shares as of December 31, 2019. Capital World Investors has sole dispositive power as to 6,187,167 shares, and sole voting power as to 6,186,496 shares. The information provided is based upon a Schedule 13G filed on February 14, 2020 by Capital World Investors. The number of common shares beneficially owned by Capital World Investors may have changed since the filing of the Schedule 13G.

(7) Blackrock, Inc. (“Blackrock”) has beneficial ownership of these shares as of December 31, 2019. Blackrock has sole dispositive power as to 6,134,756 shares, and sole voting power as to 5,442,958 shares. The information provided is based upon a Schedule 13G/A filed on February 6, 2020 by Blackrock. The number of common shares beneficially owned by Blackrock may have changed since the filing of the Schedule 13G/A.

(8) Includes (i) 4,284 shares of unvested restricted stock subject to vesting in accordance with a Restricted Stock Agreement, and (ii) 11,995 shares held indirectly through a family trust.

(9) Includes 3,680 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.

(10) Includes 2,698 shares of unvested restricted stock subject to vesting in accordance with a Restricted Stock Agreement.

(11) Includes 3,680 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.

(12) Includes 3,680 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.

(13) Includes (i) 4,218 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements, (ii) 10,000 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock, and (iii) 1,403 shares held indirectly through a family trust.

(14) Includes (i) 3,595 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements, (ii) 6,700 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock and (iii) 3,082 shares held indirectly through a family trust.

(15) Includes (i) 3,595 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements and (ii) 7,000 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock.

(16) Includes 454,907 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.

(17) Includes 65,377 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.

(18) Includes 22,951 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.

(19) Includes 23,700 shares subject to immediately exercisable stock options to purchase Wynn Resorts’ Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during 2019.

57

2020 PROXY STATEMENT A world-class in-house design and architecture capability 58 Building on a legacy of excellence

D E RU Y T E R B U T L E R Executive Vice President of Architecture, Wynn Design & Development TO D D -AV E RY L E N A H A N President & Chief Creative Officer, Wynn Design & Development Wynn Resorts is powered by a world-class in-house design and architecture capability. A team of more than 200 experts are led by chief architect DeRuyter Butler and chief creative officer Todd-Avery Lenahan. Wynn Resorts is able to create buildings that are one-of-a-kind and amplify local culture, yet do so in a branded style that is uniquely Wynn. Our capital investments provide a platform for our employees to deliver our signature guest experiences, of which Encore Boston Harbor is our latest example. 59

Building 46 on a legacy of excellence 2020 PROXY STATEMENT Items to be voted on 60 Building on a legacy of excellence

Proposal 1: Election of directors

At the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board is nominating the following individuals for election as Class III directors:

-	Richard J. Byrne

-	Patricia Mulroy

-	Clark T. Randt, Jr.

The Board has nominated the three individuals listed above to serve as Class III directors for terms that commence upon election at the 2020 Annual Meeting. If elected at the 2020 Annual Meeting, each nominee would serve until the 2023 Annual Meeting and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal or retirement. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve, or the Board may choose to reduce the size of the Board. At present, it is not anticipated that any nominee will be unable to serve. Biographical and other information for our nominees and our current directors is provided in the “Director Biographies” section.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

Proposal 2: Ratification of appointment

of independent auditors

The Audit Committee of the Board has selected Ernst & Young LLP, a registered public accounting firm, as our independent auditors to examine and report to our shareholders on the consolidated financial statements of our Company and its subsidiaries for the fiscal year ending December 31, 2020. Representatives of Ernst & Young LLP will participate in the virtual Annual Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions.

As a matter of good corporate governance, the Audit Committee has determined to seek shareholder ratification of its selection of Ernst & Young LLP as the Company’s independent auditors, although this is not required under Nevada law the Company’s Articles or Bylaws, SEC rules or applicable listing standards. If the shareholders do not ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2020, the Audit Committee will evaluate what would be in the best interests of the Company and its shareholders and consider whether to select new independent auditors. Even if the shareholders ratify the selection of Ernst & Young LLP, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

61

2020 PROXY STATEMENT

AUDIT AND OTHER FEES

The following table presents the aggregate fees billed (or expected to be billed) to the Company for audit and other services provided by Ernst & Young LLP, the Company’s independent auditor for each of the fiscal years ended December 31, 2019, and December 31, 2018:

	AGGREGATE FEES

CATEGORY	2019	2018
Audit fees	$4,019,537	$3,006,975
Audit-related fees	$39,000	$43,980
Tax fees	$5,000	$502,650
All other fees	-	-

“Audit fees” includes the aggregate fees for professional services rendered for the reviews of our consolidated financial statements for the quarterly periods ended March 31, June 30 and September 30, for the audit of our consolidated financial statements and the consolidated financial statements of certain of our subsidiaries for the years ended December 31, 2019 and 2018, and for the audit of our internal controls over financial reporting as of December 31, 2019 and 2018. “Audit fees” also include fees for services provided in connection with securities offerings, audit-related accounting consultations and statutory audits of certain subsidiaries of the Company. “Audit-related fees” include the aggregate fees for the audit of the Company’s defined contribution employee benefit plan. “Tax fees” include fees for domestic tax planning and other research.

PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants by pre-approving certain types of services at usual and customary rates. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The pre-approval authority details the particular service or category of service that the independent registered public accountants will perform. Management reports to the Audit Committee on the actual fees charged by the independent registered public accountants for each category of service.

During the year, circumstances may arise when it becomes necessary to engage the independent registered public accountants for additional services not contemplated in the original pre-approval authority. In those instances, management submits a request to the Audit Committee describing a specific project at a specific fee or rate and, if deemed appropriate and necessary, the Audit Committee approves the services before we engage the independent registered public accountants.

The Audit Committee pre-approved all fees related to services provided by Ernst & Young LLP in 2019.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of the three members named below. As required by our committee charter, each member of the Audit Committee has been determined to be an independent director, as defined under the NASDAQ listing rules and the rules of SEC. In addition, the Board has determined that two of the three committee members (Mr. Byrne and Ms. Webb) are Audit Committee financial experts, as defined by SEC rules.

During 2019, we held six full committee meetings.

Our purpose and responsibilities are set forth in our committee charter, which is approved and adopted by the Board and is available on the Company’s website at http://www.wynnresorts.com under the heading “Corporate Governance” on the Company Information page. The Audit Committee charter is reviewed and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback.

62	Building on a legacy of excellence

Our role is to oversee, on behalf of the Board, the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, including review of the Company’s guidelines and policies with respect to risk assessment and risk management related to financial reporting and internal controls, major financial risk exposures of the Company and the steps the Company’s management has taken to monitor and control such exposures. The Company’s management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for auditing and providing an attestation report on the effectiveness of our internal control over financial reporting.

In fulfilling our oversight duties, at each regular quarterly meeting of the Audit Committee, we met separately in executive session with Ernst & Young LLP, our independent registered public accountants, as well with each of the Company’s General Counsel, Chief Audit Executive (who heads internal audit), Chief Financial Officer, and Global Chief Compliance Officer. During these meetings, we discussed the quality of the Company’s accounting and financial reporting processes and the adequacy and effectiveness of its internal controls and procedures; reviewed significant audit findings prepared by each of the independent registered public accountants and internal audit department, together with management’s responses; reviewed the overall scope and plans for the audits by the internal audit department and the independent registered public accountants; reviewed critical accounting policies and the significant estimates and judgments management used in preparing the financial statements and their appropriateness for the Company’s business and current circumstances; and reviewed each Company press release concerning Company earnings prior to its release.

Ernst & Young LLP has served as the Company’s independent registered public accountants since 2006. In evaluating and selecting the Company’s independent registered public accounting firm, we consider, among other things, the historical and recent performance of our current firm, the firm’s global reach, external data on audit quality and performance, including Public Company Accounting Oversight Board (“PCAOB”) reports, industry experience, audit fee revenues, firm capabilities and audit approach, and the independence and tenure of the accounting firm. As discussed above, we have engaged Ernst & Young LLP to serve as our independent registered public accountants for the year ending December 31, 2020.

In addition to the activities discussed above, prior to the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC, we reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2019. We discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the PCAOB, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. We received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence and have discussed with the independent auditors their firm’s independence. Based on the review and discussions described in this report, we recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC.

Audit Committee

Winifred M. Webb, Chair

Richard J. Byrne

Patricia Mulroy

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2020.

63

2020 PROXY STATEMENT

Proposal 3: Advisory vote to approve the compensation of named executive officers

In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”)) and the related rules of the SEC, the Company will present a resolution at the Annual Meeting to enable our shareholders to approve, on an advisory and non-binding basis, the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement.

This proposal, commonly known as a “Say-on-Pay” proposal, allows our shareholders the opportunity to express their views on our NEOs’ compensation. In considering this proposal, we urge shareholders to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure. Although this vote is advisory only, and therefore non-binding, the Board and the Compensation Committee will review and evaluate the voting result when considering future executive compensation decisions.

As the Company continues its transition from a compensation program oriented around a founder whose long-term focus was aligned with shareholders through his extensive stock ownership, to a more traditional compensation program, the Board determined to move from a triannual to an annual Say-on-Pay vote to provide for additional input from and further engagement with our shareholders. The Compensation Committee determined to right-size executive pay, to revamp our long-term incentive program to eliminate periodic grants and transition to annual grants, and to ensure that a majority of equity awards will be granted in performance-based stock to ensure a superior focus on operational excellence and better align executives’ interests with those of long-term shareholders.

As described in detail in the Compensation Discussion and Analysis, the majority of our executives’ total compensation is at-risk, tied to achieving annual and long-term goals that enhance the value of our reputation and brand, sustain the performance and attractiveness of our resorts and drive long-term shareholder value. In 2018, the Compensation Committee committed to right-sizing executive compensation by benchmarking total compensation at the median of our peer group. Because product quality and service excellence are at the core of our strategy, we use annually focused, operations-based pay to reflect the critical importance of performing well each year for each customer. The design of our long-term incentives coupled with robust stock ownership guidelines ensure that our executives’ interests are aligned with those of long-term shareholders.

Therefore, in accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the shareholders of Wynn Resorts, Limited (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and the tabular disclosure regarding each named executive officer’s compensation (together with the accompanying narrative disclosure) in the Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, for the 2020 Annual Meeting of Shareholders.”

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON OUR NAMED EXECUTIVE OFFICE COMPENSATION.

64	Building on a legacy of excellence

Proposal 4: Approval of an Amendment to the 2014 Omnibus Incentive Plan to Increase the Authorized Shares by 1,500,000 Shares

EXECUTIVE SUMMARY

The Company is asking shareholders to approve an amendment (the “Plan Amendment”) to increase the number of shares available for issuance under the Wynn Resorts, Limited 2014 Omnibus Incentive Plan (the “Existing 2014 Plan”, and the Existing 2014 Plan as amended with the Plan Amendment, the “2014 Plan”) by 1,500,000 shares. If the Plan Amendment is approved by shareholders, the number of shares available for future issuance under the 2014 Plan will be 3,575,621 as of April 1, 2020. Appendix A to this Proxy Statement contains the full text of 2014 Plan.

The Board of Directors has unanimously approved and recommends that shareholders approve the Plan Amendment. Our stockholders originally approved an equity incentive plan for employees in 2002 (the “2002 Plan”), which was replaced upon shareholder approval of the Existing 2014 Plan in 2014. The Existing 2014 Plan (a) provides the ability of the Compensation Committee to grant stock options (both incentive stock options and non-qualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, restricted stock units (“RSUs”) and performance-based awards to eligible participants; (b) includes performance targets other than adjusted EBITDA, including, among others net income, cash flow, stock price and achievement of construction or development milestones; and (c) limits the maximum amount of cash payable under an award to a single participant to $20 million in a calendar year. The Existing 2014 Plan allows us to make a greater percentage of total compensation subject to the achievement of relevant performance targets. We may use previously unissued common stock or common stock held in treasury for awards under the Existing 2014 Plan.

At its inception in 2014, the Existing 2014 Plan reserved 4,467,690 shares of common stock made up entirely of unused shares authorized under the 2002 Plan. As of April 1, 2020, approximately 2,075,621 of these previously approved shares remained available for new awards under the Existing 2014 Plan. As of April 1, 2020, options to purchase an aggregate of 23,700 shares of common stock were outstanding with a weighted-average remaining term of 6.16 years and a weighted-average exercise price of $80.42 per share and 1,185,309 full-value awards outstanding.

The Board of Directors believes that the number of shares that remain available for future issuance will be insufficient to achieve the purposes of the Existing 2014 Plan beyond one year (and perhaps a shorter period) unless the additional shares are authorized and approved by shareholders. The Plan Amendment authorizes an additional 1,500,000 shares for awards under the Existing 2014 Plan (representing approximately 1.4% of all currently outstanding shares of common stock). In setting and recommending to stockholders the number of additional shares to authorize, the Compensation Committee and the Board considered the historical number of equity awards granted under the Existing 2014 Plan, the recent expansion of the pool of employees eligible for receipt of equity awards, the potential to utilize additional equity awards in lieu of cash compensation during the current COVID-19 crisis and the immediately subsequent period, as well as the Company’s three-year average burn rate (2017-2019) of approximately 0.44%. The new shares available for issuance under the 2014 Plan would represent an additional potential equity dilution of approximately 1.4%.

REASONS WHY YOU SHOULD VOTE IN FAVOR OF THE PLAN AMENDMENT

At the recommendation of the Compensation Committee, the Board recommends a vote for the approval of the Plan Amendment because it believes the 2014 Plan is in the best interests of the Company and its stockholders and contains features that are consistent with sound and effective corporate governance and compensation practices, including the following:

•

Provides Enhanced Flexibility for Performance-Based Awards.    The 2014 Plan is designed to allow the Company to grant cash and equity incentive compensation awards that are intended to provide flexibility to the Compensation Committee in designing awards as performance-based compensation.

•

No Liberal Share Recycling Provisions.    The 2014 Plan does not permit shares tendered or withheld to satisfy the exercise price of stock options or tax withholding obligations with respect to any awards to be recycled back into the share reserve.

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•

Limitation On Grants.    The 2014 Plan limits the maximum aggregate number of shares with respect to awards that may be granted to any one person during any calendar year of 1.5 million (subject to adjustment for certain equity restructurings and other corporate transactions). This limit allows us to structure our CEO’s compensation so that a higher proportion of his or her compensation is attributable to variable, at-risk components that drive stockholder value while substantially reducing his or her base cash salary. In addition, the 2014 Plan includes a limit on the maximum aggregate number of shares with respect to awards that may be granted to any non-employee director during any calendar year to 50,000.

•

Does Not Permit Payment of Dividends or Dividend Equivalents on Performance-Based Awards until Vesting.     Under the 2014 Plan, dividends and dividend equivalents payable in connection with performance-based awards will only be paid out to the extent that the performance-based vesting conditions are satisfied and the shares underlying such awards are earned and vest.

•

Stock Option Exercise Prices and SAR Grant Prices Will Not be lower Than the Fair Market Value on the Grant Date.    The 2014 Plan prohibits granting stock options with exercise prices and SARs with exercise prices lower than the fair market value of a share of our Common Stock on the grant date.

•

Does Not Permit Repricings without Stockholder Approval.    Under the 2014 Plan, without stockholder approval, we may not amend any option or stock appreciation right to reduce the exercise price or replace any stock option or SAR with cash or any other award when the price per share of the stock option or SAR exceeds the fair market value of the underlying shares.

•	Provides for Independent Administration. The Compensation Committee of our Board, which consists of only independent directors, or another Committee of our Board administers the 2014 Plan.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PLAN AMENDMENT.

The following is a general description of the material terms of the 2014 Plan. This summary is qualified in its entirety by reference to the full text of the 2014 Plan, which is attached as Appendix A to this Proxy Statement.

2014 OMNIBUS INCENTIVE PLAN

The 2014 Plan provides for the grant of stock options (both incentive stock options and non-qualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, restricted stock units (“RSUs”) and performance-based awards to eligible participants.

ADMINISTRATION

Unless otherwise determined by the Board, the 2014 Plan will continue to be administered by the Compensation Committee (collectively with Board, the “Administrator”), except that with respect to awards granted to independent directors, the Board will administer the 2014 Plan. The Administrator may delegate to a committee of one or more directors or one or more Company officers the authority to grant or amend awards under the 2014 Plan to participants other than (i) senior Company executives who are subject to Section 16 of the Exchange Act and (ii) Company officers or directors to whom the authority to grant or amend awards under the 2014 Plan has been delegated.

Unless otherwise determined by the Board, the Administrator will have the authority to administer the 2014 Plan, including the power to (i) designate participants under the 2014 Plan, (ii) determine the types of awards granted to participants under the 2014 Plan, the number of such awards, and the number of shares of Common Stock subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the 2014 Plan, including the vesting schedule, exercise price, whether to settle or accept the payment of any exercise price, in cash, Common Stock, other awards or other property, and whether an award may be cancelled, forfeited or surrendered, (iv) accelerate the vesting or lapse of restrictions of any award at any time after the grant of an award, (v) prescribe the form of each award agreement and (vi) adopt rules for the administration, interpretation and application of the 2014 Plan.

ELIGIBILITY

Persons eligible to participate in the 2014 Plan include all employees (including officers of the Company) and consultants of the Company and its affiliates and members of the Board, as determined by the Administrator. As of the date of this Proxy Statement, approximately eight non-employee directors and approximately 200

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employees were eligible to participate in the 2014 Plan. Although the 2014 Plan contains broad eligibility standards, through 2018, the Company limited the pool of employees to whom equity awards were granted and occasionally made one-time awards to selected employees in the position of manager or above. In early 2019, in connection with certain other compensation plan changes, the Company expanded the pool of personnel eligible to receive annual recurring awards to those in positions of director and above (currently approximately 200 of our employees). In the future, we may choose to expand eligibility to even more of our U.S. employees, including as part of liquidity preservation measures associated with the COVID-19 crisis. Further, although the number of consultants retained by the Company fluctuates and at times can be significant, the Company has historically granted very few equity awards to consultants, typically only where such consultant has made a significant contribution to the Company. The Company expects to continue this practice.

LIMITATION ON AWARDS AND SHARES AVAILABLE

We are seeking approval to authorize an additional 1,500,000 shares for issuance pursuant to the Plan Amendment. If the Plan Amendment is approved by shareholders, the number of shares available for future issuance under the 2014 Plan will be 3,575,621 as of April 1, 2020. The aggregate number of shares of Common Stock that may be issued or transferred under the Existing 2014 Plan is any of the 4,467,690 Shares (which includes Shares subject to previously granted and outstanding under the Existing 2014 Plan), and, if the Plan Amendment is approved by shareholders, the aggregate number of shares of Common Stock that may be issued or transferred under the 2014 Plan will be 5,967,690 (which includes Shares subject to previously granted and outstanding under the Existing 2014 Plan). The shares of common stock covered by the 2014 Plan may be authorized but unissued shares, treasury shares or shares purchased in the open market.

Generally, shares of Common Stock subject to an award under the 2014 Plan that terminate, expire or lapse for any reason are made available for issuance again under the 2014 Plan. Shares of Common Stock tendered or withheld to satisfy the grant or exercise price pursuant to any stock option, shares of Common Stock tendered or withheld to satisfy the tax withholding obligation pursuant to an award, shares of Common Stock that were subject to a stock-settled SAR that are not issued upon exercise of the SAR and shares of Common Stock purchased on the open market with the cash proceeds from the exercise of options will not be available for issuance again under the 2014 Plan. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2014 Plan. Furthermore, shares of Common Stock may not be optioned, granted or awarded again if it would prevent any stock option that is intended to qualify as an incentive stock option under Section 422 of the Code from so qualifying. In addition, shares issued in assumption of, or in substitution for, any outstanding awards previously granted by an entity in connection with a corporate transaction will not be counted against the shares available for issuance under the 2014 Plan.

The maximum number of shares of Common Stock that may be subject to one or more awards granted to any person pursuant to the 2014 Plan during any calendar year is 1.5 million. In addition, the maximum aggregate number of shares with respect to awards that may be granted to any non-employee director pursuant to the 2014 Plan during any calendar year is 50,000.

AWARDS

The 2014 Plan provides for grants of stock options (both incentive stock options and non-qualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, RSUs and performance-based awards. Each award must be evidenced by a written award agreement with terms and conditions consistent with the 2014 Plan. Upon the exercise or vesting of an award, the exercise or purchase price must be paid in full by: cash or check; tendering shares of Common Stock with a fair market value at the time of exercise or vesting equal to the aggregate exercise or purchase price of the award or the exercised portion thereof, if applicable; delivery of a written or electronic notice that the holder has placed a market sell order with a broker with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or by tendering other property acceptable to the Administrator. Any withholding obligations may be satisfied in the Administrator’s sole discretion by allowing a holder to elect to have the Company withhold shares otherwise issuable under an award which are equal to the fair market value on the date of withholding or repurchase equal to aggregate amount of such liabilities.

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Stock Options.    Stock options, including incentive stock options (as defined under Section 422 of the Code) and non-qualified stock options may be granted pursuant to the 2014 Plan. The exercise price of incentive stock options and non-qualified stock options granted pursuant to the 2014 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of Company stock (a “Ten Percent Owner”), in which case the exercise price of such incentive stock options will not be less than 110% of the fair market value of the Common Stock on the date of grant. Incentive stock options and non-qualified stock options may be exercised as determined by the Administrator, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and non-qualified stock options.

Restricted Stock.    Restricted stock awards may be granted pursuant to the 2014 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Administrator (including zero), that is subject to sale, transfer and pledge restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting rights with respect to such shares. In addition, with respect to a share of restricted stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator.

Stock Appreciation Rights.    A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of Common Stock on the date of exercise of the SAR over (B) the fair market value of a share of Common Stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of Common Stock subject to the SAR. Such payment will be in the form of cash, Common Stock or a combination of cash and Common Stock, as determined by the Administrator, and SARs settled in Common Stock will satisfy all of the restrictions imposed by the 2014 Plan upon stock option grants. The Administrator will determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR will not exceed ten years.

Restricted Stock Units.    RSUs may be granted pursuant to the 2014 Plan, typically without consideration from the participant. RSUs may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Administrator. Like restricted stock, RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, the Common Stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance Awards.    Awards of performance awards which may be a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, shares or a combination of both, and may be linked to any one or more performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any participant selected by the Administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the administrator and relate to any one or more performance criteria determined appropriate by the Administrator on a specified date or dates or over any period or periods determined by the Administrator.

Dividend Equivalents.    Dividend equivalents are rights to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock. Dividend equivalents represent the value of the dividends per share of Common Stock paid by the Company, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents are converted to cash or additional shares of Common Stock by such formula and at such time subject to such limitations as may be determined by the Administrator. In addition, with respect to an award with performance-based vesting, dividend equivalents which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. Dividend equivalents cannot be granted with respect to options or SARs.

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Stock Payments.    Stock payments include payments in the form of Common Stock, options or other rights to purchase Common Stock which may be made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the Administrator and may be based upon performance criteria determined appropriate by the Administrator, determined on the date such stock payment is made or on any date thereafter. Unless otherwise provided by the Administrator, a holder of a stock payment shall have no rights as a Company stockholder with respect to such stock payment until such time as the stock payment has vested and the shares underlying the Award have been issued to the Holder.

Deferred Stock.    Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the Administrator. Common Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator, and unless otherwise provided by the Administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Deferred Stock Units.    Awards of deferred stock units are denominated in unit equivalent of shares of Common Stock and vest pursuant to a vesting schedule or performance criteria set by the Administrator. The Common Stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance-based Awards.    Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Administrator for the period are satisfied. With regard to a particular performance period, the Administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company or an affiliate throughout the applicable performance period to be eligible for a performance-based award.

Under the 2014 Plan, pre-established performance goals for awards must be based on one or more of the following performance criteria: (i) operating income (either before or after one or more of the following (a) depreciation, (b) amortization, (c) pre-opening costs and (d) property charges and other corporate expenses, (e) intercompany golf course and water rights leases, (f) stock-based compensation, and (g) other non-operating income, (ii) adjusted property EBITDA defined as earnings before interest, taxes, depreciation, amortization, pre-opening costs, property charges and other, corporate expenses, intercompany golf course and water rights leases, stock-based compensation, and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates, (iii) normalized adjusted property EBITDA, (iv) income before income tax, (v) net income (either before or after net income attributable to non-controlling shareholdings) and adjusted net income, (vi) basic or diluted income per share of common stock and adjusted basic or diluted income per share of common stock, (vii) net revenue, (viii) cash flow (including, but not limited to, cash flow from operations, actual or free cash flow), (ix) return on assets, return on capital, return on stockholders’ equity and total stockholder return, return on sales, (x) operating margins or adjusted property EBITDA margins, (xi) departmental profit contributions (xii) costs and expenses management, (xiii) working capital management, (xiv) cash conversion cycle, (xv) weighted average cost of capital, (xvi) maintenance of leverage targets, (xvii) dividend payout ratio, (xviii) dividend growth, (xix) price per share of common stock, (xx) economic value, (xxi) productivity ratios, (xxii) market share, (xxiii) objective measure of customer satisfaction, (xxiv) implementation or completion of critical projects, (xxv) achievement of construction or development milestones, (xxvi) achievement of strategic objectives (including development activity), (xxvii) completion of capital markets transactions, (xxviii) maintenance or achievement of corporate rating targets and (xxix) third party recognition of quality of service and/or product (e.g. Forbes star awards or similar). The performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. In addition, the administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more performance goals established under any of these performance criteria, such as adjustments related to a change in accounting principle or tax laws, related to acquisitions, to asset impairment charges or to gains or losses for litigation, arbitration and contractual settlements.

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Transferability of Awards.    Awards cannot be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution, pursuant to a domestic relations order subject to the consent of the Administrator or pursuant to beneficiary designation procedures approved from time to time by the Administrator. The Administrator may provide in any award agreement that an award (other than an incentive stock option) may be transferred to certain persons or entities related to a participant in the 2014 Plan, including but not limited to members of the participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly permitted by the Administrator. Such permitted assignees will be bound by and subject to such terms and conditions as determined by the Administrator.

Repricing.    The Administrator cannot, without the approval of the stockholders of the Company, authorize the amendment of any outstanding option or SAR to reduce its price per share, or cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of Common Stock. Subject to adjustment of awards as described below, the Administrator does have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an award with the grant of an award having a price per share that is greater than or equal to the price per share of the original award.

ADJUSTMENTS TO AWARDS

If there is a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than cash dividends), that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities), then the Administrator may make equitable adjustments to the aggregate number and kind of shares that may be issued under the 2014 Plan, (including adjustments to award limits), the number and kind of shares subject to each outstanding award under the 2014 Plan, the exercise price or grant price of such outstanding award (if applicable), and the terms and conditions of any outstanding awards (including any applicable performance targets or criteria). The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than cash dividends) of Company assets to stockholders, or other unusual or nonrecurring transactions or events, the Administrator may, in its discretion:

•

provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

•

provide for the replacement of any award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon exercise of such award or realization or the participant’s rights;

•	provide that any outstanding award cannot vest, be exercised or become payable after such event;

•	provide that awards may be exercisable, payable or fully vested as to shares of Common Stock covered thereby;

•

provide that any surviving corporation (or its parent or subsidiary) will assume awards outstanding under the 2014 Plan or will substitute similar awards for those outstanding under the 2014 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

•

make adjustments (i) in the number and type of shares of Common Stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding or future awards.

If there is a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization, that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding awards, then the Administrator will make equitable adjustments to the number and type of securities subject to each outstanding award under the 2014 Plan, and the exercise price

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or grant price of such outstanding award (if applicable). The Administrator will make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the 2014 Plan. The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

EFFECT OF A CHANGE IN CONTROL

In the event of a change in control of the Company, the Administrator may, in its sole discretion, take one or more of the following actions: shorten the period during which options or SARs are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the holders of the options or SARs); accelerate the vesting of any Award; arrange to have the successor corporation assume the Awards; or cancel Awards upon payment to the holders of the Awards in cash, with respect to each Award to the extent then exercisable or vested.

AMENDMENT AND TERMINATION

The Administrator, subject to approval of the Board, may terminate, amend or modify the 2014 Plan at any time; provided, however, that stockholder approval will be obtained (i) to increase the number of shares of Common Stock available under the 2014 Plan (such as with respect to the Plan Amendment), (ii) to reduce the per share exercise price of any outstanding option or SAR and (iii) to cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of Common Stock. Generally, no amendment, suspension or termination of the 2014 Plan shall, without the consent of the holder, impair any rights or obligations under any awards unless the award itself expressly provides.

In no event may an incentive option award be granted pursuant to the 2014 Plan on or after the tenth anniversary of the date the 2014 Plan was adopted by the Board.

FEDERAL INCOME TAX CONSEQUENCES

The U.S. federal income tax consequences of the 2014 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2014 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending upon individual circumstances.

Section 409A of the Code.    Certain types of awards under the 2014 Plan, including deferred stock and RSUs, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2014 Plan and awards granted under the plan will be structured and interpreted to comply with, or be exempt from, Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the Administrator, the 2014 Plan and applicable award agreements may be amended without award holder consent to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.

Non-Qualified Stock Options.    For federal income tax purposes, if participants are granted non-qualified stock options under the 2014 Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The basis that participants have in shares of Common Stock, for purposes of determining their gain or loss on subsequent disposition of such shares of Common Stock generally, will be the fair market value of the shares of Common Stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options.    There is no taxable income to participants when participants are granted an incentive stock option under Section 422 of the Code or when that option is exercised. However, the amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the option price will be an “item

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of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless participants dispose of the shares of Common Stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of Common Stock were transferred to the participant. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of Common Stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Restricted Stock.    For federal income tax purposes, the grantee generally will not have taxable income on the grant of restricted stock, nor will the Company then be entitled to any deduction, unless the grantee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse such that the shares are no longer subject to a substantial risk of forfeiture, the grantee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock. As previously noted, the grantee may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing a valid election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be generally taxable as capital gains or losses.

Stock Appreciation Rights.    No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares of Common Stock received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the grantee in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the grantee realized as ordinary income.

Performance Awards.    The grantee generally will not realize taxable income at the time of the grant of the performance award, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction.

The grantee will generally recognize ordinary income at the time a performance cash-based bonus award is paid to the grantee. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Dividend Equivalents.    The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments.    If the grantee receives a stock payment in lieu of a cash payment that would otherwise have been made, he or she generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Deferred Stock.    The grantee generally will not have taxable income upon the issuance of the deferred stock and the Company will not then be entitled to a deduction. However, when deferred stock vests and is issued to the grantee, he or she will realize ordinary income and the Company will be entitled to a deduction in an amount

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equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock. Deferred stock may be subject to Section 409A of the Code, and the failure of any award of deferred stock that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed on the grantee pursuant to Section 409A of the Code, and certain interest penalties may apply.

Deferred Stock Units.    The grantee generally will not realize taxable income at the time of the grant of the deferred stock units, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. Deferred stock units may be subject to Section 409A of the Code, and the failure of any award of deferred stock units that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed on the grantee pursuant to Section 409A of the Code, and certain interest penalties may apply.

Restricted Stock Units.    The grantee generally will not realize taxable income at the time of the grant of the RSUs, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. RSUs may be subject to Section 409A of the Code, and the failure of any RSU that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon vesting (rather than at such time as the award is paid). Furthermore, an additional 20% penalty tax may be imposed on the grantee under Section 409A of the Code, and certain interest penalties may apply.

Section 162(m).     Under Code Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s covered employees, which includes our chief executive officer, chief financial officer and the other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these covered employees, including awards that the Company grants pursuant to the 2014 Plan, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation. Because of the elimination of the performance-based compensation exemption, it is possible that all or a portion of the compensation paid to covered employees in the form of equity grants under the 2014 Plan may not be deductible by the Company, to the extent that the annual deduction limitation is exceeded.

SHARE PRICE

On April 24, 2020, the last trading day prior the Record Date, the closing price of our common stock on the NASDAQ was $76.61 per share.

2014 PLAN BENEFITS

No determination has yet been made as to the awards, if any, that any eligible individuals will be granted in the future and no awards have been granted that are contingent on the approval of the Plan Amendment and, therefore, the benefits to be awarded under the 2014 Plan, which are determined in the Administrator’s sole discretion, are not determinable at this time. See the “Summary Compensation Table” and “2019 Grants of Plan-Based Awards Table” on pages 49 and 50, respectively, of this Proxy Statement, which sets forth certain information regarding awards granted to our NEOs during 2019 under the Existing 2014 Plan, and Note 12 -”Stock-Based Compensation” to our Consolidated Financial Statements and our Annual Report on Form 10-K for the year ended December 31, 2019, which sets forth certain information with respect to all the awards granted during 2019 under the Existing 2014 Plan (in each case, prior to the Company seeking stockholder approval of, and which were not contingent upon, the Plan Amendment).

In 2020, the Company currently expects to award each non-employee director restricted stock awards as described in more detail under “Non-Employee Director Compensation Table” in this Proxy Statement. Because future awards are in the sole discretion of the Administrator, the number of shares subject to future awards could increase or decrease and the type and terms of future awards could change as well, all without the need for future shareholder approval.

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2020 PROXY STATEMENT

No stock options have been granted under the 2014 Plan that are contingent on stockholder approval of the Plan Amendment. See the “Non-Employee Director Compensation Table” in this Proxy Statement for information in respect of the total outstanding stock options that were previously granted under the Existing 2014 Plan prior to the Plan Amendment, which were not, for the avoidance of doubt, contingent upon the Plan Amendment.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes, as of December 31, 2019, compensation plans under which our equity securities are authorized for issuance, aggregated as to: (i) all compensation plans previously approved by stockholders, and (ii) all compensation plans not previously approved by stockholders. These plans are described in Item 8 (Financial Statements and Supplementary Data) of Part II of our Form 10-K filed on February 28, 2020. As of April 1, 2020, approximately 2,075,621 of these previously approved shares remained available for new awards under the Existing 2014 Plan. As of April 1, 2020, options to purchase an aggregate of 23,700 shares of common stock were outstanding with a weighted-average remaining term of 6.16 years and a weighted-average exercise price of $80.42 per share and 1,185,309 full-value awards outstanding.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)(1)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)
Equity compensation plans approved by security holders	23,700	$80.42	2,640,796
Equity compensation plans not approved by security holders	-	-	-
Total	23,700	$80.42	2,640,796

(1) Represents 23,700 stock options outstanding that were granted under the 2014 Plan.

VOTE REQUIRED

Adoption of the Plan Amendment requires approval by the affirmative vote of a majority of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADOPTION OF THE PLAN AMENDMENT TO THE 2014 OMNIBUS INCENTIVE PLAN.

74	Building on a legacy of excellence

General Information

OUR 2020 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to the shareholders of Wynn Resorts in connection with the solicitation by the Board of proxies for its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) that will be held entirely online due to the public health impact of the coronavirus outbreak to support the health and well-being of our shareholders, employees and directors. Our 2020 Annual Meeting will be held on June 25, 2020, via live webcast accessed at this website: www.virtualshareholdermeeting.com/WYNN2020, at 9:00 am (local time), and at any adjournments or postponements thereof. Our principal executive offices are 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Matters to be considered and acted upon at the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement and are more fully described herein.

THE BOARD RECOMMENDS A VOTE AS FOLLOWS:

PROPOSAL NUMBER	PROPOSAL	BOARD RECOMMENDATION
1	Election of the three Class III director nominees named in this Proxy Statement to serve until the 2023 Annual Meeting of Shareholders	“FOR” each nominee
2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019	“FOR”
3	Approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in this Proxy Statement	“FOR”
4	Approval of an Amendment to the 2014 Omnibus Incentive Plan to Increase the Authorized Shares by 1,500,000 Shares	“FOR”

VOTING AND SOLICITATION

Only holders of record of shares of the Company’s common stock, par value $0.01 (“Common Stock”), as of the close of business on April 27, 2020, the record date fixed by the Board (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, there were 107,868,264 shares of Common Stock outstanding. Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting.

At least a majority of the outstanding shares of Common Stock must be represented at the Annual Meeting, in person or by proxy, to constitute a quorum and to transact business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes determining whether there is a quorum.

For each item to be acted upon at the Annual Meeting, the item will be approved if the number of votes cast in favor of the item by the shareholders entitled to vote exceeds the number of votes cast in opposition to the item. You may vote “for,” “against” or abstain from voting on these proposals. Abstentions will not be counted as votes cast on an item and, therefore, will not affect the outcome of these proposals. Broker non-votes will not be counted as votes cast on Proposals 1 and 3 and, therefore, will not affect the outcome of these proposals. Shares represented by properly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the directions of shareholders indicated in their proxies. If no specification is made, shares represented by properly executed and unrevoked proxies will be voted in accordance with the specific recommendations of the Board set forth above. If any other matter properly comes before the Annual Meeting, the shares will be voted in the discretion of the persons voting pursuant to the respective proxies.

For a shareholder who holds his or her shares through an intermediary, such as a broker, bank or other nominee (referred to as “beneficial owners”), such intermediary will not be permitted to vote on Proposal 1 (the election of directors) or Proposal 3 (approval of the compensation of our named executive officers (known as a “Say-on-Pay” vote)) (this situation is called a “broker non-vote”). Accordingly, we encourage you to vote your shares on all matters being considered at the Annual Meeting. Notwithstanding the occurrence of a broker non-vote, the intermediary may still vote the shareholder’s shares on Proposal 2 (ratification of Ernst & Young LLP as our independent auditor).

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2020 PROXY STATEMENT

The following table summarizes the voting requirements to elect directors and to approve each of the proposals in this Proxy Statement:

PROPOSAL NUMBER	PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
1	Election of the three Class III directors	Majority of shares represented at meeting in person or by proxy and entitled to vote	No
2	Ratification of Ernst & Young LLP	Majority of shares represented at meeting in person or by proxy and entitled to vote	Yes
3	Advisory Vote to Approve the Compensation of Named Executive Officers	Majority of shares represented at meeting in person or by proxy and entitled to vote	No
4	Approval of an Amendment to the 2014 Omnibus Incentive Plan to Increase the Authorized Shares by 1,500,000 Shares	Majority of shares represented at meeting in person or by proxy and entitled to vote	No

HOW YOU CAN VOTE

Shareholders of Record. For shareholders of record, there are four different ways you can vote:

•	By Internet. To vote via the Internet, use the website on the enclosed proxy card.

•	By Telephone. To vote by telephone, call the toll-free number on the enclosed proxy card.

•	By Mail. To vote by mail, follow the instructions on the enclosed proxy card.

•

By Participating in the Virtual Annual Meeting. To vote electronically during the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/WYNN2020, log in using the 16-digit control number printed in the box marked by the arrow on your proxy card, click on the vote button on the screen and follow the instructions provided.

The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares and to confirm that your voting instructions have been properly recorded. Specific instructions are set forth on the enclosed proxy card. In order to be timely processed, an Internet or telephone vote must be received by 11:59 p.m. Eastern Time on May 5, 2020. Regardless of the method you choose, your vote is important. Please vote by following the specific instructions on your proxy card.

Beneficial Shareholders. For shareholders who own shares of the Company’s Common Stock through an intermediary, such as a broker, bank or other nominee, the ultimate intermediary is the shareholder of record but will vote your shares in accordance with your instructions. In order to have your shares voted, you will need to follow the instructions for voting provided by your broker, bank or other nominee.

REVOCABILITY OF PROXIES

Shareholders of Record. If you are a shareholder of record and you deliver a proxy pursuant to this solicitation, you may revoke that proxy at any time before it is voted by (a) giving written notice to our Corporate Secretary at the address set forth below, (b) delivering to our Corporate Secretary a later dated proxy, (c) submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions are followed), or (d) voting electronically during the Annual Meeting. Written notice of revocation or subsequent proxy should be sent to:

Wynn Resorts, Limited

c/o Corporate Secretary

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Beneficial Shareholders. If your shares are held through an intermediary, such as a bank, broker or other nominee, you must contact that person if you wish to revoke previously given voting instructions. In this case, attendance at the Annual Meeting, in and of itself, does not revoke a prior proxy.

PARTICIPATING IN THE ANNUAL MEETING

Control Number. You will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card to enter the virtual Annual Meeting.

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Notice of Internet Availability of Proxy Materials. Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to some shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about April 29, 2020, we mailed to shareholders either a printed copy of our Annual Meeting materials or a Notice of Internet Availability containing instructions on how to access our Annual Meeting materials, including this Proxy Statement and our Annual Report for the fiscal year ending December 31, 2019. The Notice of Internet Availability also explains how to vote through the Internet or by telephone.

This electronic access process expedites shareholders’ receipt of our Annual Meeting materials, lowers the cost of our Annual Meeting and conserves natural resources. However, if you would prefer to receive a printed copy of our Annual Meeting materials, a paper proxy card or voting instructions card, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our Annual Meeting materials electronically or by mail, you will continue to receive these materials in that format unless you elect otherwise.

PROXY PROCEDURE AND EXPENSES OF SOLICITATION

We have retained Broadridge Financial Solutions, an independent tabulator, to receive and tabulate the proxies and to serve as an inspector of elections will certify the results. In addition, we have engaged Innisfree M&A Incorporated (“Innisfree”), a professional proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting. The Company has agreed to pay Innisfree a fee of $17,500, plus reimbursement for out of pocket expenses. The address of Innisfree is 501 Madison Avenue, 20th Floor, New York, New York 10022. If you need assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact Innisfree toll-free at (888) 750-5834.

All expenses incurred in connection with the solicitation of proxies will be borne by us. We will also reimburse banks, brokers and other nominees for their expenses in forwarding proxy materials to beneficial owners of Common Stock held in their names.

Solicitation may be undertaken by mail, telephone, personal contact or other similar means by directors, officers and employees without additional compensation.

SHAREHOLDER PROPOSALS

Shareholders intending to present a proposal at the 2021 Annual Meeting of Shareholders for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8 of the Exchange Act must submit the proposal in writing to Wynn Resorts, Limited, Attention: Corporate Secretary, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Such proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by the Company no later than December 31, 2020.

In addition, our Bylaws provide notice procedures for shareholders to nominate a person as a director and to propose business to be considered by shareholders at a meeting when nomination and/or the other business are not submitted for inclusion in the Company’s proxy statement. Generally, notice of a nomination or proposal not submitted pursuant to Rule 14a-8 must be delivered to us not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered to us not earlier than the close of business on the 120th day prior to such annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Accordingly, for our 2021 Annual Meeting, notice of a nomination or proposal must be delivered to us no later than February 4, 2021 and no earlier than January 5, 2021. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. If a shareholder complies with the forgoing notice provisions and with certain additional procedural requirements in the Bylaws and SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the Annual Meeting. The Chair of the Board may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

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2020 PROXY STATEMENT

ANNUAL REPORT

Our financial statements for the year ended December 31, 2019, are included in our 2019 Annual Report to Shareholders, which we are providing to our shareholders at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are also posted on the Internet at http://www.wynnresorts.com on the Company Information page under the “Annual Meeting” heading. If you would like to receive a printed copy of these materials, please call our Investor Relations department at (702) 770-7555 or send a written request to the Company at Wynn Resorts, Limited, c/o Investor Relations, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and we will send a copy to you without charge.

HOUSEHOLDING

Shareholders who are beneficial owners, but not the record holders, of the Company’s securities and share a single address may receive only one copy of the Company’s proxy materials, unless the broker, bank or other nominee delivering the materials has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the document was delivered. A shareholder who wishes to receive a separate copy of the proxy materials, now or in the future, should submit his or her request to the Company by telephone at (702) 770-7555 or by submitting a written request to Wynn Resorts, Limited, c/o Investor Relations, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

OTHER BUSINESS

The Company is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the executed proxies on such matters as they determine appropriate in their discretion.

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APPENDIX A

WYNN RESORTS, LIMITED

AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the Wynn Resorts, Limited Amended and Restated 2014 Omnibus Incentive Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Wynn Resorts, Limited, a Nevada corporation, (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2    “Affiliate” shall mean any Parent or Subsidiary.

2.3    “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4    “Applicable Law” shall mean any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax, gaming or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5    “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.6    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7    “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.8    “Board” shall mean the Board of Directors of the Company.

2.9    “Change in Control” shall mean the occurrence of any one of the following events: (a) the direct or indirect acquisition by an unrelated “Person” or “Group” of “Beneficial Ownership” (as such terms are defined below) of more than fifty percent (50%) of the voting power of the Company’s issued and outstanding voting securities in a single transaction or a series of related transactions; (b) the direct or indirect sale or transfer by the Company of substantially all of its assets to one or more unrelated Persons or Groups in a single transaction or a series of related transactions; (c) the consummation of the merger, consolidation or reorganization of the Company with or into another corporation or other entity in which the Beneficial Owners of more than fifty percent (50%) of the voting power of the Company’s issued and outstanding voting securities immediately before such merger or consolidation do not own more than fifty percent (50%) of the voting power of the issued and outstanding voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization; or (d) more than fifty percent (50%) of the members of the Company’s Board are individuals who were neither members of the Board immediately following the closing of the Company’s initial public offering nor individuals whose election (or nomination for election) to the Board was approved by a vote of at least fifty percent (50%) of the members of the Board immediately before such election or nomination (“Approved Directors”).

For purposes of determining whether a Change in Control has occurred, the following Persons and Groups shall not be deemed to be “unrelated”: (i) any Person or Group directly or indirectly having Beneficial Ownership of more than fifty percent (50%) of the issued and outstanding voting power of Company’s voting securities immediately before the transaction in question, (ii) any Person or Group of which the Company has Beneficial Ownership of more than fifty percent (50%) of the voting power of the issued and outstanding voting securities immediately before the transaction in question, and (iii) any Person or Group of which more than fifty percent (50%) of the voting power of the issued and outstanding voting securities are owned, directly or indirectly, by Beneficial Owners of more than fifty percent (50%) of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question. The terms “Person,” “Group,” “Beneficial Owner,” and “Beneficial Ownership” shall have the meanings used in the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding the foregoing, an individual shall not be deemed to be an Approved Director if such individual became a member of the Board as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a “Proxy Contest”), or as a result of an agreement to avoid or settle an Election Contest or Proxy Contest.

In addition, if a Change in Control constitutes a payment event with respect to any portion of an Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in the Treasury Regulation §1.409A-3(i)(5) shall be consistent with such regulation.

2.10    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.11    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.12    “Common Stock” shall mean the common stock of the Company.

2.13    “Company” shall have the meaning set forth in Article 1.

2.14    “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.15    “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.16    “Deferred Stock” shall mean a right to receive Shares awarded under Section 10.4.

2.17    “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 10.5.

2.18    “Director” shall mean a member of the Board, as constituted from time to time.

2.19    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.20    “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.21    “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.22    “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.23    “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.24    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.25    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.26    “Expiration Date” shall have the meaning set forth in Section 14.1.

2.27    “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)    If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.28    “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.29    “Holder” shall mean a person who has been granted an Award.

2.30    “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.31     “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.32    “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.33    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.34    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.35    “Option Term” shall have the meaning set forth in Section 6.4.

2.36    “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.37    “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

2.38    “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.39    “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)    The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) operating income (either before or after one or more of the following (a) depreciation, (b) amortization, (c) pre-opening costs, (d) property charges and other corporate expenses, (e) intercompany golf course and water rights leases, (f) stock-based compensation, and (g) other non-operating income), (ii) adjusted property EBITDA defined as earnings before interest, taxes, depreciation, amortization, pre-opening costs, property charges and other, corporate expenses, intercompany golf course and water rights leases, stock-based compensation, and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates, (iii) normalized adjusted property EBITDA, (iv) income before income tax, (v) net income (either before or after net income attributable to non-controlling shareholdings) and adjusted net income, (vi) basic or diluted income per share of common stock and adjusted basic or diluted income per share of common stock, (vii) net revenue, (viii) cash flow (including, but not limited to, cash flow from operations, actual or free cash flow), (ix) return on assets, return on capital, return on stockholders’ equity and total stockholder return, return on sales, (x) operating margins or adjusted property EBITDA margins, (xi) departmental profit contributions (xii) costs and expenses management, (xiii) working capital management, (xiv) cash conversion cycle, (xv) weighted average cost of capital, (xvi) maintenance of leverage targets, (xvii) dividend payout ratio, (xviii) dividend growth, (xix) price per share of common stock, (xx) economic value, (xxi) productivity ratios, (xxii) market share, (xxiii) objective measure of customer satisfaction, (xxiv) implementation or completion of critical projects, (xxv) achievement of construction or development milestones, (xxvi) achievement of strategic objectives (including development activity), (xxvii) completion of capital markets transactions, (xxviii) maintenance or achievement of corporate rating targets and (xxix) third party recognition of quality of service and/or product (e.g. Forbes star awards or similar); any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)    The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.40    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria.

Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.41    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.42    “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of Shares.

2.43    “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.44     “Plan” shall have the meaning set forth in Article 1.

2.45    “Prior Plan” shall mean the Amended and Restated Wynn Resorts, Limited 2002 Stock Incentive Plan, as may be amended from time to time.

2.46    “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.47    “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.48    “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.49    “Securities Act” shall mean the Securities Act of 1933, as amended.

2.50    “Shares” shall mean shares of Common Stock.

2.51    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

2.52    “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.53    “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

2.54    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.55    “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.56    “Termination of Service” shall mean:

(a)    As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b)    As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c)    As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a)    Subject to Section 14.2 and Section 3.1(b) the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 5,909,390 (which includes 4,409,390 Shares that were available for issuance prior to the Effective Date under the Prior Plan that remained available for issuance under the Prior Plan as of the date of stockholder approval in 2014 of the Plan and the Shares which as of the date of stockholder approval of the Plan are subject to awards under the Plan and Prior Plan which are forfeited or lapse unexercised and which following the date of stockholder approval of the Plan are not issued under the Prior Plan); provided, however, no more than 5,909,390 Shares may be issued upon the exercise of Incentive Stock Options.

(b)    If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2    Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,500,000, and the maximum aggregate amount of cash that may be paid in cash to any person during any calendar year with respect to one or more Awards payable in cash shall be $20,000,000; provided further, that the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any Non-Employee Director during any calendar year shall be 50,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE 4.

GRANTING OF AWARDS

4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4    At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5    Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6    Non-Employee Director Awards. The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its discretion.

4.7    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS

PERFORMANCE-BASED COMPENSATION.

5.1    Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2    Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3    Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4    Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5    Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6    Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1    Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2    Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3    Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4    Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested

Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Option relating to such a Termination of Service.

6.5    Option Vesting.

(a)    The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.

(b)    No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6    Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7    Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining Option Term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1    Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

7.2    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)    In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)    Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.

7.3    Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1    Award of Restricted Stock.

(a)    The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2    Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3    Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4    Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. Notwithstanding the foregoing, the Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in it sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

8.6    Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

9.1    Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2    Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3    Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.4    Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

9.5    Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6    Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7    No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

9.8    Dividend Equivalents. Subject to Section 10.2, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS

10.1    Performance Awards.

(a)    The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance

Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b)    Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

10.2    Dividend Equivalents.

(a)    Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b)    Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

10.3    Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4    Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.5    Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one Share on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.6    Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Administrator in its sole discretion.

10.7    Purchase Price. The Administrator may establish the purchase price of a Performance Award, Shares distributed as a Stock Payment award, shares of Deferred Stock or Shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

10.8    Termination of Service. A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF STOCK APPRECIATION RIGHTS

11.1    Grant of Stock Appreciation Rights.

(a)    The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b)    A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)    Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant;

provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2    Stock Appreciation Right Vesting.

(a)    The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b)    No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

11.3    Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)    In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

11.4    Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 11.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5    Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

12.1    Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2    Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required or permitted by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may, in its sole discretion and subject to such terms and conditions as it may specify, allow or provide for the Company to withhold Shares otherwise issuable under an Award (or allow the surrender of Shares) in payment of such tax withholding. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase sufficient to satisfy the maximum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with any applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation. Pursuant to Section 3.1(b)(ii), any such Shares withheld or surrendered will not be available for future grants of Awards under the Plan.

12.3    Transferability of Awards.

(a)    Except as otherwise provided in Section 12.3(b):

(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)    No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)    During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)    Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c)    Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or has a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse, or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4    Conditions to Issuance of Shares.

(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.

(b)    All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)    No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5    Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a)    (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b)    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

12.6    Prohibition on Repricing. Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 13.

ADMINISTRATION

13.1    Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein).    To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, then the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

13.3    Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4    Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)    Designate Eligible Individuals to receive Awards;

(b)    Determine the type or types of Awards to be granted to each Eligible Individual;

(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)     Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)     Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)     Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)    Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.2.

13.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6    Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1    Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 12.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

14.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than cash dividends) of Company assets to stockholders, or any other change affecting the Shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)    In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)    To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v)    To provide that the Award cannot vest, be exercised or become payable after such event.

(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

(i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)    The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d)    Upon a Change in Control, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options or Stock Appreciation Rights are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the holders of the Options or Stock Appreciation Rights); (ii) accelerate any vesting schedule to which an Award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Awards; or (iv) cancel Awards upon payment to the holders of the Awards in cash, with respect to each Award to the extent then exercisable or vested (including, if applicable, any Awards as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over (in the case of Options or Stock Appreciation Rights) the exercise price of the Option or Stock Appreciation Right. The Administrator may also provide for one or more of the foregoing alternatives in any particular Award Agreement. For the purposes of this Section 14.2(d), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(e)    The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f)    With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g)    The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h)    No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(i)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

14.3    Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

14.4    No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

14.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.

14.8    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Nevada without regard to conflicts of laws thereof or of any other jurisdiction.

14.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

14.11    No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.13    Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15    Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

3131 LAS VEGAS BLVD, SOUTHLAS VEGAS, NV 891092020 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

WYNN RESORTS, LIMITED ATTN: ROXANE PEPER 3131 LAS VEGAS BLVD. SOUTH LAS VEGAS, NV 89109VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/WYNN2020You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D15960-P40709 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYWYNN RESORTS, LIMITEDFor All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOR 1. Election of Directors Nominees: 01) Richard J. Byrne 02) Patricia Mulroy 03) Clark T. Randt, Jr.The Board of Directors recommends you vote FOR proposals 2, 3 and 4.2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.3. To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement.4. To approve an amendment to our 2014 Omnibus Incentive Plan to increase the authorized shares by 1,500,000 shares.NOTE: To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.For Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

I mportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.comD15961-P40709WYNN RESORTS, LIMITEDProxy for Annual Meeting of Shareholders To Be Held on June 25, 2020 This proxy is solicited by the Board of DirectorsThe undersigned shareholder of Wynn Resorts, Limited, a Nevada corporation (the “Company”), hereby appoints Matt Maddox or Ellen F. Whittemore, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held virtually at www.virtualshareholdermeeting.com/WYNN2020 on June 25, 2020, at 9:00 a.m., local time, (the “Annual Meeting”), and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Annual Meeting and otherwise to represent the undersigned at the Annual Meeting, with the same effect as if the undersigned were present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES LISTED ON PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3 AND “FOR” PROPOSAL NO. 4 AND THEY WILL BE VOTED IN THE DISCRETION OF THE PROXIES OR THEIR SUBSTITUTES ON ANY OTHER MATTER AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.Continued and to be signed on reverse side